UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A INFORMATION

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FORTINET, INC.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED APRIL 21, 2023
SUBJECT TO COMPLETION

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Fortinet, Inc., a Delaware corporation (“Fortinet,” “we,” “us” or “our”), will be held on Friday, June 16, 2023, at 10:00 a.m. Pacific time, in a virtual-only format, for the following purposes:

1.    To elect the eight directors listed in the accompanying proxy statement to serve for a one-year term expiring at Fortinet’s 2024 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.    To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.    An advisory vote to approve named executive officer compensation.

4.    An advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

5.    To adopt an amendment to Fortinet’s amended and restated certificate of incorporation to remove the supermajority voting requirement and make certain other changes.

6.    To adopt an amendment to Fortinet’s amended and restated certificate of incorporation to permit the exculpation of officers by Fortinet from personal liability for certain breaches of the duty of care.

7.    To transact such other business proposals, if properly presented before the meeting.

We believe that a virtual stockholder meeting allows better access to those who may want to attend by providing for greater stockholder attendance and participation from any location around the world, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and aligns with our broader sustainability goals.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2023 Annual Meeting at the time and on the date specified above or at any time and date to which the 2023 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 17, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting.

We have elected to provide access to our proxy materials over the internet. Accordingly, stockholders of record at the close of business on April 17, 2023 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2023 Annual Meeting and any meetings pursuant to postponements or adjournments of the 2023 Annual Meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about May 3, 2023.

Your vote is very important. Whether or not you plan to attend the 2023 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2023 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,

Ken Xie
Chief Executive Officer and Chairman of the Board of Directors
Sunnyvale, California
[ ], 2023

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Page
PROXY SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND PROCEDURAL MATTERS	6
Why am I receiving these materials?	6
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	6
How can I get electronic access to the proxy materials?	6
Can I attend the 2023 Annual Meeting?	7
How can I ask questions at the 2023 Annual Meeting?	7
Who is entitled to vote at the 2023 Annual Meeting?	7
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	8
How can I vote my shares without attending the 2023 Annual Meeting?	8
How many shares must be present or represented to conduct business at the 2023 Annual Meeting?	9
What proposals will be voted on at the 2023 Annual Meeting?	9
What is the voting requirement to approve each of the proposals?	9
What happens if only one of the Majority Voting Amendment (Proposal Five) or the Officer Exculpation Amendment (Proposal Six) is adopted, or if both are adopted?	10
How are votes counted?	10
How does the Board of Directors recommend that I vote?	10
What happens if additional matters are presented at the 2023 Annual Meeting?	11
Can I change my vote?	11
What should I do if I receive more than one set of voting materials?	11
Is my vote confidential?	11
Who will serve as inspector of election?	11
Where can I find the voting results of the 2023 Annual Meeting?	11
Who will bear the cost of soliciting votes for the 2023 Annual Meeting?	12
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	12
How may I obtain a separate set of proxy materials or the 2022 Annual Report?	13
PROPOSAL ONE — ELECTION OF DIRECTORS	14
General	14
Nominees	14
Information Regarding the Board of Directors and Director Nominees	15
Director Expertise and Experience	18
Board Diversity Matrix	18
Director Tenure and Age Distribution	19
Board Evaluations	19
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
General	21
Principal Accounting Fees and Services	21
Approval of Audit and Non-Audit Services	21

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Page
PROPOSAL THREE — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	22
PROPOSAL FOUR — ADVISORY VOTE ON the frequency of future advisory votes TO APPROVE NAMED executive officer compensation	23
PROPOSAL FIVE — ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE IN ORDER TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT AND MAKE CERTAIN OTHER CHANGES	24
PROPOSAL SIX — ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE IN IN ORDER TO PERMIT THE EXCULPATION OF OFFICERS FROM PERSONAL LIABILITY FOR CERTAIN BREACHES OF THE DUTY OF CARE	26
CORPORATE SOCIAL RESPONSIBILITY	28
Environment	28
Social	29
Governance	29
CORPORATE GOVERNANCE	31
Corporate Governance Guidelines	31
Code of Business Conduct and Ethics	31
Human Capital Management	31
Majority Voting Standard for Director Elections and Director Resignation Policy	32
Director Independence	32
Board Meetings and Committees	32
Human Resources Committee Interlocks and Insider Participation	34
Anti-Hedging and Anti-Pledging Policy	34
Board Leadership Structure	34
Board of Directors’ Role in Risk Oversight	35
Cybersecurity Risk Oversight	36
Management Succession Planning	37
Oversight of Corporate Strategy	37
Process for Recommending Candidates for Election to the Board of Directors	38
Proxy Access	39
Attendance at Annual Meetings of Stockholders by the Board of Directors	39
Contacting the Board of Directors	39
EXECUTIVE OFFICERS	40
EXECUTIVE COMPENSATION	41
Compensation Discussion and Analysis	41
Elements of Our Compensation Program	42
Determining the Amount of Elements of Executives’ Compensation in 2022	44
Human Resources Committee Report	48
2022 Summary Compensation Table	48
Grants of Plan-Based Awards in 2022 Table	49
Outstanding Equity Awards at 2022 Fiscal Year-End Table	50
2022 Option Exercises and Stock Vested Table	51
Potential Payments Upon Termination or Change of Control	51
Pay Versus Performance	54
CEO Pay Ratio Disclosure	58
Compensation of Directors	59
Equity Compensation Plan Information	62

ii

Forward-Looking Statements

This Proxy Statement includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

iii

PRELIMINARY PROXY STATEMENT DATED APRIL 21, 2023

SUBJECT TO COMPLETION

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement for the Annual Meeting (this “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement. In this Proxy Statement, we refer to Fortinet, Inc. as “Fortinet,” “we,” “us” or “our.”

Financial and Business Highlights

The list below highlights our financial highlights for 2022.

•        Total revenue was $4.42 billion for 2022, an increase of 32% compared to $3.34 billion in 2021.

•        Product revenue was $1.78 billion for 2022, an increase of 42% compared to $1.26 billion in 2021.

•        Service revenue was $2.64 billion for 2022, an increase of 26% compared to $2.09 billion in 2021.

•        Total gross profit was $3.33 billion in 2022, an increase of 30% compared to $2.56 billion in 2021.

•        Operating income was $969.6 million in 2022, an increase of 49% compared to $650.4 million in 2021.

•        Cash flows from operating activities were $1.73 billion in 2022, an increase of $230.9 million, or 15%, compared to 2021.

CORPORATE Social RESPONSIBILITY Highlights

We are committed to corporate social responsibility (“CSR”) and responsible environmental, social and governance (“ESG”) practices. The list below includes some of our CSR and ESG highlights for 2022, as discussed further in this Proxy Statement.

•        We formally signed on to the Science-Based Target Initiative commitment in September 2022.

•        We have engaged with a consultancy to measure our Scope 3 emissions.

•        We implemented an Environmental Management Systems platform to track our energy, water and waste impact, and engage on the ISO14001 certification process for largest, company-owned warehouse in Union City, California.

•        The Board of Directors is comprised of directors with diverse backgrounds and experiences. More than 50% of our directors self-report racial diversity and 25% self-report gender diversity.

•        The Social Responsibility Committee of the Board of Directors (the “Social Responsibility Committee”) helps ensure corporate social responsibility is a high priority of ours and is reviewed and supported at the highest level.

•        We publicly issued our 2022 Sustainability Report detailing our progress on sustainability matters.

•  In 2022, we were named to the Dow Jones Sustainability World and North America Indices among the top sustainable companies in the software industry.

GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of the Board of Directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

•        A majority of our directors are independent (six out of eight current directors).

•        Our Lead Independent Director is elected annually, to serve and function separately from the Chairman of the Board of Directors.

•        All committees of the Board of Directors are composed of independent directors, with the exception of the Social Responsibility Committee.

•        The Board of Directors is focused on enhancing diversity, equity and inclusion. Management frequently presents to the Human Resources Committee of the Board of Directors on progress around diversity, equity and inclusion initiatives.

•        The Social Responsibility Committee oversees our Corporate Social Responsibility (“CSR”) strategy, initiatives and execution related to ESG practices.

•        The Board of Directors focuses on broad risk oversight practices, including CSR, cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas.

•        The Board of Directors regularly reviews our governance practices. Over the years, on its own initiative, the Board of Directors has made adjustments to our corporate governance practices as we have matured as a public company, such as changing from a Board of Directors with three-year staggered terms for each director, to one-year terms.

•        Following feedback from our stockholders at our 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on supermajority voting, the Board of Directors has recommended that our stockholders adopt an amendment (the “Majority Voting Amendment”) to our current amended and restated certificate of incorporation (the “Current Certificate”) in order to remove the supermajority voting requirement in our Current Certificate. The Board of Directors has also approved amended and restated bylaws (the “Restated Bylaws”), which shall become effective contingent upon and subject to the effectiveness of the filing of the Majority Voting Amendment with the Delaware Secretary of State after its adoption by our stockholders, to remove the supermajority voting requirement in our current amended and restated bylaws (the “Current Bylaws”). Information regarding this proposal can be found under the section titled “Proposal Four — Adoption of an Amendment to the Current Certificate to Remove the Supermajority Voting Requirement.”

•        Independent directors conduct regular executive sessions.

•        Our directors maintain open communication and strong working relationships among themselves and have regular access to management.

•        The Board of Directors conducts a robust annual Board of Directors and committee self-assessment process.

•        The Board of Directors has related-party transaction standards for any direct or indirect involvement of a director in our business activities.

•  Our non-employee directors are required to hold shares of our common stock pursuant to our Stock Ownership Guidelines for our non-employee directors.

STOCKHOLDER ENGAGEMENT

The Board of Directors and our executive management team are committed to actively engaging with our stockholders and maintaining a regular dialogue with our stockholders. We meet with current stockholders and prospective stockholders through meetings at our headquarters, investor conferences, roadshows and via videoconferences. These meetings allow stockholders the opportunity to provide feedback on our financial performance, corporate governance, executive compensation, environmental and sustainability matters and corporate responsibility initiatives. Members of the Board of Directors and our executive management and investor relations teams participate in meetings with stockholders. In 2022, we engaged in discussions with approximately 145 stockholders representing approximately 48% of our institutional share count.

Key themes from our engagement with stockholders and the actions we took in response include:

Theme	What We Heard	How We Responded
Executive Compensation	Stockholders preferred executives be awarded performance stock units (“PSUs”) pursuant to our long-term incentive compensation plan.	In 2023, we introduced PSUs with performance metrics and a four-year vesting period for the senior management team pursuant to our long-term incentive compensation plan.
For the senior management grants in 2023, 50% of the long-term incentive compensation plan is comprised of PSUs and the remainder is time-based restricted stock units.
ESG and Sustainability

Stockholders were pleased with our progress on ESG and sustainability matters, including our efforts to align with the Task Force on Climate-Related Financial Disclosures (“TCFD”), the Science Based Targets initiative (“SBTi”) and Sustainability Accounting Standards Board frameworks as well as our disclosure of EEO-1 data.

In 2021, in alignment with SBTi methodology, we publicly committed to reach net zero on our Scope 1 and 2 emissions by 2030 and pledged to increase our climate disclosures.

In 2022, we aligned with TCFD recommendations and participated in Carbon Disclosure Project reporting to increase the transparency of our environmental disclosures. We signed the SBTi commitment letter.

Stockholders recommended that we continue to enhance our ESG and sustainability disclosures.

We continued to reduce the environmental footprint of our products. In 2022, we released the FortiGate 1000F, which consumes 80% less power than competing products and began to use 100% bio-degradable packaging in low-end FortiGate models.

We publicly issued our 2022 Sustainability Report.
Directors’ Outside Board Commitments	Some stockholders mentioned that one director was not in compliance with the stockholders’ “overboarding” policies.	In May 2022, the director in question stepped down from one board position.

PROPOSAL ONE	BOARD’S RECOMMENDATION: “FOR” each of the nominees
ELECTION OF DIRECTORS

We are asking our stockholders to elect eight directors for a one-year term expiring at Fortinet’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our eight nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal One — Election of Directors — Nominees to the Board of Directors.”

Name	Age	Director Since
Ken Xie	60	October 2000
Michael Xie	54	February 2001
Kenneth A. Goldman	73	October 2020
Ming Hsieh	67	April 2013
Jean Hu	59	October 2019
William H. Neukom	81	January 2013
Judith Sim	54	June 2015
Admiral James Stavridis (Ret)	68	October 2021
PROPOSAL TWO	BOARD’S RECOMMENDATION: “FOR” Proposal Two
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Information regarding fees paid to Deloitte & Touche LLP during 2022 and 2021 can be found under the section titled “Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.”

PROPOSAL THREE	BOARD’S RECOMMENDATION: “FOR” Proposal Three
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. Information regarding compensation of our named executive officers can be found under the section titled “Proposal Three — Vote to Approve Named Executive Officer Compensation”

PROPOSAL FOUR	BOARD’S RECOMMENDATION: Every “ONE YEAR”
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on an advisory and non-binding basis, the frequency of future advisory votes to approve the compensation of our named executive officers. Information regarding this proposal can be found under the section titled “Proposal Four — Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation.”

PROPOSAL FIVE	BOARD’S RECOMMENDATION: “FOR” Proposal Five
ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENT

We are asking our stockholders to adopt the Majority Voting Amendment in order to remove the supermajority voting requirement in the Current Certificate. The Majority Voting Amendment also removes from the Current Certificate language relating to the 2022 Stock Split (as defined below). Information regarding this proposal can be found under the section titled “Proposal Four — Adoption of an Amendment to the Current Certificate to Remove the Supermajority Voting Requirement and Make Certain Other Changes.”

PROPOSAL SIX	BOARD’S RECOMMENDATION: “FOR” Proposal Six
ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE IN ORDER TO PERMIT THE EXCULPATION OF OFFICERS FROM PERSONAL LIABILITY FOR CERTAIN BREACHES OF THE DUTY OF CARE

We are asking our stockholders to adopt an amendment to the Current Certificate in order to provide exculpation for our officers from personal liability for certain breaches of the duty of care (the “Officer Exculpation Amendment”). Information regarding this proposal can be found under the section titled “Proposal Six — Adoption of an Amendment to the Current Certificate in Order to Permit the Exculpation of Officers from Personal Liability for Certain Breaches of the Duty of Care.”

PRELIMINARY PROXY STATEMENT DATED APRIL 21, 2023
SUBJECT TO COMPLETION

FORTINET, INC.
899 Kifer Road
Sunnyvale, California 94086

____________________________

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:   Why am I receiving these materials?

A:    The Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), to be held on Friday, June 16, 2023 at 10:00 a.m. Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this Proxy Statement.

We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 3, 2023. Copies of our proxy materials and 2022 Annual Report are available at www.edocumentview.com/FTNT. Our 2022 Annual Report may also be obtained by accessing Fortinet’s filings on the SEC’s website at www.sec.gov.

The 2023 Annual Meeting will be held in a virtual-only format. We believe that hosting a virtual meeting will allow for greater stockholder attendance and participation from any location around the world. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. You will not be able to attend the 2023 Annual Meeting in person.

Q:   Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:    Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:   How can I get electronic access to the proxy materials?

A:    The Notice will provide you with instructions regarding how to:

•        View our proxy materials for the 2023 Annual Meeting on the internet; and

•        Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:   Can I attend the 2023 Annual Meeting?

A:    If you were a stockholder of record at the close of business on April 17, 2023 (the “Record Date”) (i.e., your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)) or if you are a proxy holder for such a stockholder, you may participate in the 2023 Annual Meeting by following the instructions below:

•        Beginning at 9:45 a.m. Pacific Time on June 16, 2023, please visit www.meetnow.global/MFQX4LA.

•        Enter the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you receive.

If you held your shares through an intermediary on the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the 2023 Annual Meeting by following the instructions below:

•        You must obtain a legal proxy, executed in your favor, from the holder of record reflecting the number of shares of common stock you held as of the Record Date, along with your name and email address.

•        Submit proof of your legal proxy by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 13, 2023. You will then receive a confirmation of your registration, with a control number, by email from Computershare.

•        At the time of the 2023 Annual Meeting, go to www.meetnow.global/MFQX4LA and enter your control number.

If we experience technical difficulties during the meeting (e.g. a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.meetnow.global/MFQX4LA. The virtual meeting platform is fully supported across most browsers (including Edge, Firefox, Chrome and Safari) and devices (including desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Computershare toll free at (888) 724-2416.

Q:   How can I ask questions at the 2023 Annual Meeting?

A:   You will be able to attend the 2023 Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MFQX4LA. For technical support, please call Computershare toll free at (888) 724-2416.

Q:   Who is entitled to vote at the 2023 Annual Meeting?

A:    You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 784,374,421 shares of Fortinet common stock outstanding and entitled to vote at the 2023 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

Q:   What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:    With respect to your shares that are registered directly in your name with Fortinet’s transfer agent, Computershare, you are considered the “stockholder of record” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2023 Annual Meeting.

With respect to your shares that are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2023 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2023 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2023 Annual Meeting. If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are listed on The Nasdaq Stock Market LLC (“Nasdaq”), the rules of the New York Stock Exchange (the “NYSE”) govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies.

As a result:

•        Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors (Proposal One), the advisory vote on named executive officer compensation (Proposal Three), the advisory vote on the frequency of future advisory votes to approve named executive officer compensation (Proposal Four), the adoption of the Majority Voting Amendment (Proposal Five) or the adoption of the Officer Exculpation Amendment (Proposal Six).

•        Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal Two), because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2023 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (i) vote your shares on routine matters or (ii) leave your shares unvoted.

A broker “non-vote” occurs when your broker, trustee or nominee does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you as the beneficial owner.

Q:   How can I vote my shares without attending the 2023 Annual Meeting?

A:    You are encouraged to vote your shares in advance of the 2023 Annual Meeting.    If voting in advance of the 2023 Annual Meeting, the steps required to cast your votes are the same as indicated in the materials received with this Proxy Statement. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the 2023 Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2023 Annual Meeting. There are three ways to vote by proxy:

By mail — If you are a stockholder of record, you may vote by submitting a proxy card; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

By internet — Stockholders of record of Fortinet common stock with internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m. Eastern time on Thursday, June 15, 2023 or by following the instructions at www.investorvote.com/FTNT. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:   How many shares must be present or represented to conduct business at the 2023 Annual Meeting?

A:    The presence of the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote at the 2023 Annual Meeting is necessary to constitute a quorum at the 2023 Annual Meeting. Such stockholders are counted as present at the meeting if they (i) are present in person at the 2023 Annual Meeting or (ii) represented by proxy.

Under Delaware law, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the 2023 Annual Meeting. However, as discussed above, under “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” brokers have limited discretionary authority to vote shares that are beneficially owned and, therefore, are not entitled to vote on non-routine matters in the absence of voting instructions from the beneficial owner of such shares.

Q:   What proposals will be voted on at the 2023 Annual Meeting?

A:    The proposals scheduled to be voted on at the 2023 Annual Meeting are:

•        Proposal One:    The election of the eight directors set forth in Proposal One to serve for a one-year term expiring at the 2024 Annual Meeting and until their respective successors are duly elected and qualified;

•        Proposal Two:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•        Proposal Three:    An advisory vote to approve our named executive officer compensation;

•        Proposal Four:    An advisory vote on the frequency of future advisory votes to approve named executive officer compensation;

•        Proposal Five:    Adoption of the Majority Voting Amendment; and

•        Proposal Six:    Adoption of the Officer Exculpation Amendment.

Q:   What is the voting requirement to approve each of the proposals?

A:    We have a majority voting standard for uncontested elections of directors (Proposal One), which means that to be elected, a director nominee must receive a majority of the votes cast, i.e. the number of shares voted “FOR” a director nominee must exceed the votes cast “AGAINST” that nominee.

The affirmative vote of a majority of the shares of our common stock that are present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two) and to approve the advisory resolution on named executive compensation (Proposal Three).

The frequency that is selected by the greatest number of shares of our common stock that are present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote will be considered the non-binding advisory vote of our stockholders for the advisory resolution on the frequency of future advisory votes to approve named executive officer compensation (Proposal Four).

The affirmative vote of at least 66 2/3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required for the adoption of the Majority Voting Amendment (Proposal Five) and the adoption of the Officer Exculpation Amendment (Proposal Six).

Q:   What happens if only one of the Majority Voting Amendment (Proposal Five) or the Officer Exculpation Amendment (Proposal Six) is adopted, or if both are adopted?

A:    Proposals Five and Six are independent from one another. If our stockholders adopt the amendment to the Current Certificate in one proposal and not the other (and if the Board of Directors does not abandon the adopted amendment after it is adopted by the stockholders), we will file the adopted amendment to the Current Certificate as soon as practicable after adoption by the stockholders.

If our stockholders adopt both amendments (and if the Board of Directors does not abandon the adopted amendments after they are adopted by the stockholders), we will file both adopted amendments to the Current Certificate as soon as practicable after approval by the stockholders.

Thereafter, in either scenario, we expect that the Board of Directors would then approve, and we would then file, a restated certificate of incorporation that will integrate the adopted amendment(s) (unless abandoned) into a single document without further amending our certificate of incorporation. Under the Delaware General Corporation Law, this restatement would not require an additional stockholder vote.

In connection with Proposal Five, the Board of Directors has also approved the Restated Bylaws, which shall become effective contingent upon and subject to the effectiveness of the filing of the Majority Voting Amendment with the Delaware Secretary of State after its adoption by our stockholders, to remove the supermajority voting requirement in our Current Bylaws.

Q:   How are votes counted?

A:    You may vote “FOR” or “AGAINST” each of the nominees for election as director in Proposal One and on each of Proposal Two, Proposal Three, Proposal Five and Proposal Six. You may also “ABSTAIN” from voting.

You may vote select every “ONE YEAR,” TWO YEARS” or “THREE YEARS” for the advisory resolution on the frequency of future advisory votes to approve named executive officer compensation (Proposal Four). You may also “ABSTAIN” from voting.

Abstentions are deemed to be shares present or represented by proxy and entitled to vote. Abstentions have no effect on Proposal One or Proposal Four and the same effect as a vote against Proposals Two, Three, Five and Six.

Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two. If a broker chooses not to vote shares for or against Proposal Two, it would have the same effect as an abstention. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposals One, Three and Four. Broker non-votes will also have the same effect on Proposals Five and Six as an abstention.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2023 Annual Meeting (and not revoked) will be voted at the 2023 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:   How does the Board of Directors recommend that I vote?

A:    The Board of Directors recommends that you vote your shares:

•        “FOR” each of the eight nominees for election as directors (Proposal One);

•        “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two);

•  “FOR” the advisory resolution to approve named executive officer compensation (Proposal Three);

•  “ONE YEAR” with respect to the advisory resolution on the frequency of future advisory votes to approve named executive officer compensation (Proposal Four);

•        “FOR” the adoption of the Majority Voting Amendment (Proposal Five); and

•        “FOR” the adoption of the Officer Exculpation Amendment (Proposal Six).

Q:   What happens if additional matters are presented at the 2023 Annual Meeting?

A:    If any other matters are properly presented for consideration at the 2023 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2023 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and John Whittle, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2023 Annual Meeting.

Q:   Can I change my vote?

A:    Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2023 Annual Meeting.

If you are the stockholder of record, you may change your vote: (i) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (ii) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 899 Kifer Road, Sunnyvale, California 94086 prior to your shares being voted; or (iii) by attending the 2023 Annual Meeting and voting virtually. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote (a) by submitting new voting instructions to your broker, trustee or nominee or (b) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2023 Annual Meeting and voting virtually.

Q:   What should I do if I receive more than one set of voting materials?

A:    If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.

Q:   Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.

Q:   Who will serve as inspector of election?

A:    The inspector of election will be a representative of Computershare.

Q:   Where can I find the voting results of the 2023 Annual Meeting?

A:    We will announce preliminary voting results at the 2023 Annual Meeting. We will disclose final voting results in a Current Report on a Form 8-K filed with the SEC within four business days after the 2023 Annual Meeting.

Q:   Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

A:    Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:   What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:    You may submit proposals, including nominations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2024 Annual Meeting, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than [_____________], and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s Current Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (i) pursuant to our notice of meeting of stockholders, (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof or (iii) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and complied with the other procedural requirements sets forth in our Current Bylaws and who was a stockholder of record at the time of such notice, as of the record date and at the time of the annual meeting. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Fortinet’s Current Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (a) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (b) properly brought before the meeting by or at the direction of the Board of Directors or (c) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2024 Annual Meeting will start on February 17, 2024 and end on March 18, 2024.

If a stockholder who has notified Fortinet of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:   How may I obtain a separate set of proxy materials or the 2022 Annual Report?

A:    If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2022 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2022 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2022 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 899 Kifer Road, Sunnyvale, California 94086, Attention: Investor Relations. Our 2022 Annual Report may also be obtained by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. Stockholders who share an address and receive multiple copies of our proxy materials and 2022 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board of Directors currently consists of eight members, and the Current Certificate provides that the entire Board of Directors will stand for election annually for one-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our Current Bylaws permit the Board of Directors to establish by resolution the authorized number of directors, and eight directors are currently authorized.

Nominees

Eight candidates have been nominated for election as directors at the 2023 Annual Meeting for a one-year term expiring at the 2023 Annual Meeting. Upon recommendation of the Governance Committee of the Board of Directors (the “Governance Committee”), the Board of Directors has nominated Ken Xie, Michael Xie, Kenneth A. Goldman, Ming Hsieh, Jean Hu, William Neukom, Judith Sim and Admiral James Stavridis (Ret) for election as directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board of Directors and the Governance Committee to the conclusion that such nominee should serve as a director has been added following each of the director and nominee biographies.

Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2023 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy card or voting instruction card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted for the eight nominees recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
Ken Xie, Michael Xie, Kenneth a. goldman, Jean Hu, Ming Hsieh,
William Neukom, Judith Sim and ADMIRAL JAMES STAVRIDIS (RET).

Information Regarding the Board of Directors and Director Nominees

The names of the members of the Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2023, are set forth below.

Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	60	Chief Executive Officer, Chairman of the Board of Directors and Director Nominee
Michael Xie(4)****	54	President, Chief Technology Officer, Director and Director Nominee
Kenneth A. Goldman(1)(2)	73	Director and Director Nominee
Ming Hsieh(2)(3)*	67	Director and Director Nominee
Jean Hu(2)**	59	Director and Director Nominee
William H. Neukom(3)(4)	81	Lead Independent Director and Director Nominee
Judith Sim(1)(3)***	54	Director and Director Nominee
Admiral James Stavridis (Ret)(1)(4)	68	Director and Director Nominee

__________________

(1)    Member of the Human Resources Committee.

(2)    Member of the Audit Committee.

(3)    Member of the Governance Committee.

(4)    Member of the Social Responsibility Committee.

*       Chairperson of the Governance Committee.

**     Chairperson of the Audit Committee.

***   Chairperson of the Human Resources Committee.

**** Chairperson of the Social Responsibility Committee.

Ken Xie has served as our Chief Executive Officer and a member of the Board of Directors since he co-founded Fortinet in October 2000. He previously served as our President until November 2013. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc., a provider of network security products, which was acquired by Juniper Networks, Inc. in April 2004. Additionally, Mr. Ken Xie was Chief Executive Officer of SIS, Inc. and is a member of the National Academy of Engineering. In addition to the Board of Directors, Mr. Ken Xie has served on the board of directors of TeleNav, Inc. since July 2012. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 25 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, NetScreen and SIS and as President and Chief Executive Officer of each of the foregoing companies. The Board of Directors also believes Mr. Ken Xie provides valuable perspective and experience as a co-founder of Fortinet and one of its largest stockholders.

Michael Xie has served as our President and Chief Technology Officer since November 2013 and as a member of the Board of Directors since February 2001. He previously served as our Vice President of Engineering and Chief Technology Officer after co-founding Fortinet in October 2000. Prior to co-founding Fortinet, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider that was acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for NetScreen and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. in electrical engineering from the University of Manitoba in Canada, as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 20 years of technical and operational experience in the network security industry, which includes positions as the President and Chief Technology Officer of Fortinet, the Vice President of Engineering of ServGate and the Software Director and Architect of NetScreen. The Board of Directors believes that Mr. Michael Xie’s deep technical knowledge is invaluable in developing and improving Fortinet’s technology and network security products. The Board of Directors also believes Mr. Michael Xie provides valuable perspective and experience as a co-founder of Fortinet and one of its largest stockholders.

Kenneth A. Goldman has served as a member of the Board of Directors since October 2020. Mr. Goldman has served as the President of Hillspire LLC, a family office management company, since September 2017. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., a provider of internet content and services. Prior to this, Mr. Goldman was our Senior Vice President and Chief Financial Officer from September 2007 to October 2012. From January 2015 to December 2017, Mr. Goldman served as a member of the PCAOB, Standing Advisory Group. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s primary advisory group. Mr. Goldman currently serves on the boards of directors of GoPro, Inc., RingCentral, Inc. and Zuora, Inc. Mr. Goldman is also on the board of directors of the Value Reporting Foundation (“VRF”), which is responsible for the financing, oversight, administration and appointment of the VRF Standard Board. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.

Mr. Goldman has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer of Yahoo! Inc. and in other finance roles, and has career experience managing human resources and legal functions. Mr. Goldman also has over ten years of outside board experience at the aforementioned companies and numerous other public and private companies.

Ming Hsieh has served as a member of the Board of Directors since April 2013. Mr. Hsieh has served as the Chairman and Chief Executive Officer of Fulgent Therapeutics Inc., a cancer drug research and development company, since September 2012. From October 2010 to June 2012, Mr. Hsieh served as the President of 3M Cogent, Inc., a provider of global biometric identification solutions, following the acquisition of Cogent, Inc. by 3M Company in 2010. Prior to the acquisition, Mr. Hsieh served as the Chief Executive Officer, President and Chairman of the board of directors of Cogent since founding Cogent in 1990. Prior to that, Mr. Hsieh was a research and development engineer at International Rectifier Corporation, a manufacturer of semiconductors, from 1985 to 1987. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from University of Southern California in 1984.

Mr. Hsieh has leadership, operational and executive experience by serving as Chief Executive Officer, President and Chairman of the board of directors of Cogent.

Jean Hu has served as a member of the Board of Directors since October 2019. Since January 2023, Ms. Hu has served as Executive Vice President and Chief Financial Officer of Advance Micro Devices, Inc., a semiconductor company. Prior to AMD, Ms. Hu served as Executive Vice President and Chief Financial Officer of Marvell Technology Group Ltd., a semiconductor company, from August 2016 to January 2023. Ms. Hu served as Senior Vice President and Chief Financial Officer of Qlogic Corporation, a network server and storage networking company, from April 2011 to August 2016, and as acting Chief Executive Officer of Qlogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, Ms. Hu served in various senior positions at Conexant Systems, Inc., a semiconductor company, including as Chief Financial Officer and Senior Vice President, Business Development from December 2008 to April 2011 and as Treasurer from June 2009 until April 2011. Ms. Hu holds a B.S. in Chemical Engineering from Beijing University of Chemical Engineering and a Ph.D. in Economics from Claremont Graduate University

Ms. Hu has extensive experience in the management of technology companies from her positions at Marvell and Qlogic, and expertise in corporate financing, accounting and financial reporting.

William H. Neukom has served as a member of the Board of Directors since January 2013 and has served as our Lead Independent Director since April 2018. Mr. Neukom is the Founder and Chief Executive Officer of the World Justice Project, an organization devoted to promoting the rule of law throughout the world. He is a retired partner in the Seattle office of the international law firm K&L Gates LLP and is a lecturer at Stanford Law School, where he teaches a seminar on the rule of law. He is a member of the Dean’s Council at Stanford Law School and was its chair from 2012 to 2015. Mr. Neukom was the Chief Executive Officer of the San Francisco Giants major league baseball team from 2008 to 2011, and served as its Chairman Emeritus during 2012. He is a trustee emeritus of Dartmouth College, having served as chair of the board from 2004 to 2007, and was president of the American Bar Association from 2007 to 2008, and was awarded the ABA Medal in 2020. Mr. Neukom was previously the lead lawyer for Microsoft Corporation for nearly 25 years, managing its legal, government affairs and philanthropic activities. He retired from Microsoft as its Executive Vice President of Law and Corporate Affairs in 2002, when he returned to Preston, Gates & Ellis LLP and served as the firm’s chairman from 2003 until its merger with Kirkpatrick & Lockhart Nicholson Graham LLP in 2007. Mr. Neukom also serves on the board of several not-for-profit organizations. Mr. Neukom earned an A.B. from Dartmouth College and an LL.B. from Stanford University.

Mr. Neukom has business leadership, operational, legal and executive experience as a result of his service as Managing General Partner and Chief Executive Officer of San Francisco Baseball Associates, as President of the American Bar Association, as a partner at an international law firm and as the Executive Vice President of Law and Corporate Affairs for Microsoft. The Board of Directors believes that Mr. Neukom, with his experience with the technology industry and his expertise in legal, governance and compliance matters, brings a unique and valuable perspective to the Board of Directors.

Judith Sim has served as a member of the Board of Directors since June 2015. Ms. Sim previously held various customer-related and marketing positions at Oracle Corporation from 1991 to April 2020, including as its Chief Marketing Officer from 2005 to April 2020. Ms. Sim received a B.S. in dietetics from the University of California at Davis.

Ms. Sim has leadership and executive experience from her position as head of marketing programs at Oracle, including experience in field marketing, corporate communications, global customer programs, advertising, campaigns, events and corporate branding.

Admiral James Stavridis, USN (Ret), PhD has served as a member of the Board of Directors since October 2021. Admiral Stavridis (Ret) spent 37 years in the U.S. Navy, rising to the rank of 4-star Admiral. Among Admiral Stavridis’ (Ret) many commands were four years as the 16th Supreme Allied Commander of NATO, leading the NATO Alliance in global operations and where his responsibilities included cybersecurity. He was the longest serving Combatant Commander in recent U.S. history. In the course of his Navy career, Admiral Stavridis (Ret) served as senior military assistant to the Secretary of the Navy and the Secretary of Defense. He led the Navy’s premier operational think tank for innovation, Deep Blue. Following his military career, Admiral Stavridis (Ret) served for five years as the 12th Dean of The Fletcher School of Law and Diplomacy at Tufts University. While Dean, he created a blended master’s degree in cyber and international relations at Tufts. He is a nationally recognized cybersecurity expert and routinely teaches on cyber challenges and offers insights via speaking appearances. He is currently Managing Director and Vice Chairman, Global Affairs of The Carlyle Group and is Chair of the Board of Trustees of the Rockefeller Foundation. Admiral Stavridis (Ret) attended the U.S. Naval Academy at Annapolis and earned a PhD in international relations from The Fletcher School at Tufts University.

Admiral Stavridis (Ret) has extensive government and leadership experience as a result of his military service. The Board of Directors believes that Admiral Stavridis (Ret), with his experience with NATO and his expertise governance matters, brings a unique and valuable perspective to the Board of Directors.

Director Expertise and Experience

The Board of Directors is comprised of a diverse mix of directors with complementary expertise and experience, as summarized in the table below. Our directors may also have limited expertise and experience in addition to what is reflected in the “Number of Directors” column below.

Summary of Expertise, Experience or Attribute	Ken Xie	Michael Xie	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Number of Directors
Cybersecurity Extensive knowledge of corporate and global issues related to cybersecurity challenges within private and public organizations.	🗸	🗸						🗸	3 of 8

Technology and Product Development
Significant background working in the technology industry, including government sectors, and in management of technology companies; experience in product development, including engineering and design.

	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	8 of 8
Leadership Extensive executive, director or management experience from leadership and governance roles in corporations, government or public organizations.	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸	8 of 8

Public Service and Legal
Dedication to public service through leadership of government, non-governmental organizations and not-for-profit institutions; extensive experience in legal and compliance matters.

	🗸		🗸			🗸		🗸	4 of 8
Finance Leadership of a financial firm or management of the finance function of an enterprise, resulting in financial proficiency and expertise.			🗸		🗸				2 of 8
Sales and Marketing Experience in sales or marketing, and leadership of corporate sales or marketing functions.							🗸		1 of 8

Board Diversity Matrix

We believe that representation of gender, ethnic, geographic, cultural or other perspectives expands the Board of Directors’ understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders. The following matrix discloses the gender and demographic backgrounds of our directors, as self-identified by its members in accordance with Nasdaq Listing Rule 5606.

As of the 2023 Annual Meeting:

	Ken Xie	Michael Xie	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Number of Directors
Part I: Gender Identity
Female					🗸		🗸		2 of 8
Male	🗸	🗸	🗸	🗸		🗸		🗸	6 of 8
Non-Binary									0 of 8
Did Not Disclose Gender									0 of 8
Part II: Demographic Background
African American or Black									0 of 8
Alaskan Native of Native American									0 of 8
Asian	🗸	🗸		🗸	🗸		🗸		5 of 8
Hispanic or Latinx									0 of 8
Native Hawaiian or Pacific Islander									0 of 8
White			🗸			🗸		🗸	3 of 8
Two or more Races or Ethnicities									0 of 8
LGBTQ+									0 of 8
Military Veteran								🗸	1 of 8
Did Not Disclose Demographic Background									0 of 8

As of the 2022 Annual Meeting:

	Ken Xie	Michael Xie	Kelly Ducourty	Kenneth A. Goldman	Ming Hsieh	Jean Hu	William H. Neukom	Judith Sim	Admiral James Stavridis (Ret)	Number of Directors
Part I: Gender Identity
Female			🗸			🗸		🗸		3 of 9
Male	🗸	🗸		🗸	🗸		🗸		🗸	6 of 9
Non-Binary										0 of 9
Did Not Disclose Gender										0 of 9
Part II: Demographic Background
African American or Black										0 of 9
Alaskan Native of Native American										0 of 9
Asian	🗸	🗸			🗸	🗸		🗸		5 of 9
Hispanic or Latinx										0 of 9
Native Hawaiian or Pacific Islander										0 of 9
White			🗸	🗸			🗸		🗸	4 of 9
Two or more Races or Ethnicities										0 of 9
LGBTQ+										0 of 9
Military Veteran									🗸	1 of 9
Did Not Disclose Demographic Background										0 of 9

Director Tenure and Age Distribution

We also believe that our current Board of Directors composition represents an effective balance with respect to director tenure and age. Recent director additions provide the Board of Directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy. The following tables provide information regarding the current tenure and age distribution of the Board of Directors (as of March 31, 2023).

Tenure	Number of Directors	Age	Number of Directors
More than 10 years	3	70+ years	2
6 – 10 years	2	61 – 70 years	2
0 – 5 years	3	45 – 60 years	4

Board Evaluations

The Board of Directors is committed to a robust self-evaluation process designed for continuous improvement. To achieve this, the Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of the Board of Directors completes a survey conducted by a third-party consulting firm to provide feedback and/or individually meets with the consulting firm to discuss, the processes, structure, composition and effectiveness of the Board of the Directors. The evaluation process is designed to help the Board of Directors assess the performance of the Board of Directors and its committees, their own individual performance and the individual performances of fellow directors. The third-party consulting firm also collects feedback on the Board of Directors as a whole and each individual director from key members of management. The feedback received from the Board of Directors and management is shared first with the Governance Committee, and then made available to the individual directors and the full Board of Directors.

The Board of Directors evaluation process is used:

•        by the Board of Directors and the Governance Committee to assess the current composition of the Board of Directors and its committees and make recommendations for the qualifications, expertise and characteristics we should seek in identifying potential new directors;

•  by the Board of Directors and the Governance Committee to identify the strengths and areas of opportunity of each member of the Board of Directors, the Board as a whole and each committee;

•  by the Board of Directors to provide insight into how the Board as a whole, each committee and each member of the Board of Directors can be most valuable;

•        to improve agenda topics of the Board of Directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and

•        by the Governance Committee as part of its annual review of each director’s performance when considering whether to recommend the nomination of the director for re-election to the Board of Directors.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2023, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the 2023 Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2022 and December 31, 2021.

	2022	2021
Audit Fees(1)	$4,717,260	$3,109,169
Audit-Related Fees(2)	—	969,300
Tax Fees(3)	602,286	619,244
All Other Fees(4)	1,895	—
Total	$5,321,441	$4,697,713

__________________

(1)   Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, audit of our internal control over financial reporting, the review of our quarterly consolidated financial statements and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years.

(2)   Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported under Audit Fees above. In 2021, Audit-Related Fees related primarily to debt offering, business combination and equity investment services.

(3)   Tax Fees consist of fees for services related to federal and state income tax compliance, transfer pricing review, reports related to research and development credits, country-by-country reporting, the Foreign Derived Intangible Income and routine tax consulting.

(4)   All Other Fees consist of products and services provided by Deloitte & Touche LLP that are not included in the service categories reported above.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve, in advance, the scope and plans for all audits and audit fees and (ii) approve, in advance, all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in fiscal 2022 and fiscal 2021 were approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the corresponding rules of the SEC, Fortinet is seeking stockholder approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Human Resources Committee of the Board of Directors (the “Human Resources Committee”) or the Board of Directors. Following the 2023 Annual Meeting, the next such non-binding advisory vote to approve our named executive officers’ compensation as a whole is scheduled to occur at the 2024 Annual Meeting.

The Board of Directors and the Human Resources Committee value the opinions of our stockholders and the say-on-pay vote provides information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Human Resources Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. We believe that the information we have provided in the “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure our executive officers’ interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s Proxy Statement for the 2023 Annual Meeting pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years, and we most recently submitted this vote to our stockholders in 2017.

Stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation to occur once every “ONE YEAR,” TWO YEARS” or “THREE YEARS.” Stockholders may also “ABSTAIN” from voting. The frequency that is selected by the greatest number of shares of our common stock that are present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote will be considered preference of our stockholders. However, because this vote is advisory and non-binding, the Huma Resources Committee or the Board of Directors may decide that it is in the best interests of our stockholders and Fortinet to hold future advisory votes to approve the compensation of our named executive officers more or less frequently than the frequency approved by our stockholders.

After careful consideration, the Board of Directors recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF
EVERY “ONE YEAR” ON THIS PROPOSAL.

PROPOSAL FIVE

ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE IN ORDER TO REMOVE
THE SUPERMAJORITY VOTING REQUIREMENT AND MAKE CERTAIN OTHER CHANGES

Summary of Proposal

Presently, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors is required to amend, alter or repeal the Current Certificate, or to adopt any provision inconsistent with the purpose and intent of Article V, Article VI, Article VIII or Article X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article) of the Current Certificate, in addition to any other vote that may be required by law or any preferred stock then outstanding.

In response to feedback from our stockholders at the 2022 Annual Meeting on removing the supermajority voting requirements in our Current Certificate and Current Bylaws, we are asking our stockholders to adopt the Majority Voting Amendment in order to reduce the voting threshold for amending, altering or repealing the Current Certificate from 66 2/3% to a simple majority.

The Majority Voting Amendment also removes from the Current Certificate language relating to the 2022 Stock Split.

If our stockholders adopt the Majority Voting Amendment (and if the Board of Directors does not abandon it after it is adopted by the stockholders), the threshold to adopt, amend or repeal our certificate of incorporation would be lowered to a majority of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors.

In connection with its approval of the Majority Voting Amendment, the Board of Directors has also approved the Restated Bylaws, which shall become effective contingent upon and subject to the effectiveness of the filing of the Majority Voting Amendment with the Delaware Secretary of State after its adoption by our stockholders. The Restated Bylaws would similarly lower the vote threshold for the adoption, amendment and repeal of the Current Bylaws from 66 2/3% to a simple majority vote. The Restated Bylaws do not require stockholder approval.

If the Majority Voting Amendment is not adopted by our stockholders or is abandoned by the Board of Directors, then the Majority Voting Amendment and the Restated Bylaws will not become effective and the supermajority requirements in the Current Certificate and Current Bylaws will remain in place.

The description of the Majority Voting Amendment as set forth above is qualified in its entirety by reference to the text of the Majority Voting Amendment, which is attached to this Proxy Statement as Appendix A.

Recommendation of the Board of Directors

The Board of Directors has approved and adopted the Majority Voting Amendment, declared it to be advisable and in the best interests of Fortinet and its stockholders and recommended that the stockholders adopt the Majority Voting Amendment.

Reducing the requisite vote threshold to a simple majority vote can benefit stockholders by: promoting stockholder participation, as more stockholders may feel empowered to participate in the decision-making process; facilitating faster decision-making as a lower voting threshold can make it easier to reach the required number of votes, thereby reducing the time and cost associated with the process; and increasing flexibility in our operations and governance. Further, the Board of Directors believes it is important to be responsive and accountable to stockholders and committed to strong corporate governance.

If our stockholders adopt the Majority Voting Amendment, the Board of Directors has authorized our officers to file the Majority Voting Amendment with the Delaware Secretary of State, and it would become effective upon such filing. The Board of Directors intends to make that filing if and as soon as practicable after the Majority Voting Amendment is adopted. However, even if our stockholders adopt the Majority Voting

Amendment, the Board of Directors may abandon the Majority Voting Amendment without further stockholder action prior to the effectiveness of the filing of the Majority Voting Amendment and, if abandoned, the Majority Voting Amendment will not become effective. If the Board of Directors abandons the Majority Voting Amendment, it will publicly disclose that fact and the reason for its determination.

Voting Requirement to Approve Proposal

The affirmative vote of at least 66 2/3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Majority Voting Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ADOPTION OF THE MAJORITY VOTING AMENDMENT.

PROPOSAL SIX

ADOPTION OF AN AMENDMENT TO THE CURRENT CERTIFICATE
IN ORDER TO PERMIT THE EXCULPATION OF OFFICERS FROM
PERSONAL LIABILITY FOR CERTAIN BREACHES OF THE DUTY OF CARE

Summary of Proposal

Section 102(b)(7) of the Delaware General Corporation Law was amended effective August 1, 2022 to permit a Delaware corporation’s certificate of incorporation to include a provision that limits or eliminates (i.e., exculpates) the monetary liability of certain officers for breaches of the fiduciary duty of care as officers in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Article IX of the Current Certificate provides for the elimination of personal liability of our directors for monetary damages for breaches of the duty of care as directors. We are asking our stockholders to adopt the Officer Exculpation Amendment in order to permit the exculpation for our officers by us from monetary damages for breaches of the duty of care as officers in certain actions, as described above, similar to our existing ability to exculpate our directors. The Officer Exculpation Amendment would not be retroactive and would not apply to any act or omission occurring prior to the effectiveness of the amendment.

If the Officer Exculpation Amendment is not adopted or is abandoned by the Board of Directors, then the Officer Exculpation Amendment will not become effective and Fortinet’s officers will continue to potentially face personal liability for all breaches of the duty of care in all actions.

The description of the Officer Exculpation Amendment as set forth above is qualified in its entirety by reference to the text of the Officer Exculpation Amendment, which is attached to this proxy statement as Appendix B.

Recommendation of the Board of Directors

The Board of Directors has approved and adopted the Officer Exculpation Amendment, declared it to be advisable and in the best interests of Fortinet and its stockholders and recommended that the stockholders adopt the Officer Exculpation Amendment.

The Board of Directors believes that providing protection to officers to the fullest extent permitted by law is necessary to attract and retain highly qualified senior leadership, especially since we expect competitor companies to adopt similar exculpation clauses. The nature of the role of officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create risk of investigations, claims or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests and can benefit stockholders by encouraging appropriate risk taking that could result in greater innovation and growth. Exculpation could also reduce legal costs for Fortinet by discouraging lawsuits over matters covered by exculpation. This protection has long been afforded to directors, and the Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of Fortinet and its stockholders.

If our stockholders adopt the Officer Exculpation Amendment, the Board of Directors has authorized our officers to file the Officer Exculpation Amendment with the Delaware Secretary of State, and it would become effective upon such filing. The Board of Directors intends to make that filing if and as soon as practicable after the Officer Exculpation Amendment is adopted. However, even if our stockholders adopt the Officer Exculpation Amendment, the Board of Directors may abandon the Officer Exculpation Amendment without further stockholder action prior to the effectiveness of the filing of the Officer Exculpation Amendment and, if abandoned, the Officer Exculpation Amendment will not become effective. If the Board of Directors abandons the Officer Exculpation Amendment, it will publicly disclose that fact and the reason for its determination.

Voting Requirement to Approve Proposal

The affirmative vote of at least 66 2/3% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Officer Exculpation Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ADOPTION OF THE Officer Exculpation Amendment.

CORPORATE SOCIAL RESPONSIBILITY

We believe that our corporate vision — a digital world you can always trust — is essential to achieving just and sustainable societies, and that it is our responsibility to deliver on that vision by innovating sustainable security technologies, diversifying cybersecurity talent and promoting responsible business across our value chain. These responsibilities drive our CSR practices.

Our commitment to CSR starts at the highest level with the Social Responsibility Committee, which the Board of Directors established on its own initiative in 2021 to ensure proper focus on, and provide proper oversight of, our CSR strategy, initiatives and execution. Our senior leadership sponsors and helps oversee the integration of our CSR priorities broadly throughout our business operations, and our Global Head of Sustainability manages a team and chairs an internal cross-functional employee CSR Committee to define our CSR strategy and lead execution. We believe having oversight at the level of a committee of the Board of Directors reinforces the importance of CSR practices in our business and helps steer our CSR performance.

Our objective is to promote long-term value for our stakeholders, including customers, partners, suppliers, employees, stockholders and communities. Our sustainability strategy, which is based on a formal materiality assessment conducted in 2021 with outside experts, is informed as follows:

Innovating for a Safe Internet	Growing an Inclusive Cybersecurity Workforce	Promoting Responsible Business	Respecting the Environment

We believe that ensuring the digital security and privacy of individuals and organizations enables digital progress, and we strive to create value through security innovation, expertise, research and cooperation.

We are committed to building an inclusive, equitable and diverse workforce within our organization and across the industry to help empower individuals to reach their full potential.

We are committed to doing business ethically and in compliance with all laws. Our corporate governance practices aim to ensure accountability to meet our responsibilities across our entire value chain.

We are focused on addressing the climate change impacts and minimizing the environmental footprint of our solutions, operations and our broader value chain.
Priority issues: Cyber Risks to Society; Information Security & Privacy	Priority issues: Diversity, Equity & Inclusion; Cybersecurity Skills Gap	Priority issues: Business Ethics; Responsible Product Use	Priority issues: Product Environmental Impacts; Climate Change

For each of our defined CSR priorities we have developed roadmaps and engaged relevant business units in the implementation process. We are focused on continuously improving our sustainability efforts and further aligning with global reporting frameworks. In 2022, we published our first sustainability report, continued to improve disclosure on our public website, and actively participated in sustainability assessments from rating agencies. The progress made on our sustainability journey allowed us to consistently improve our scores and to be added to the 2022 Dow Jones Sustainability World and North American Indices.

In April 2023, we published our second sustainability report, which presents a balanced account of our 2022 sustainability performance and progress across our most material priority areas. The report references Global Reporting Initiative standards, Sustainability Accounting Standards Board standards, the TCFD framework and United Nations Sustainable Development Goals.

We engage with key internal and external stakeholders to help refine our CSR practices. Below are specific areas that we know are of particular importance to many of our stockholders based on the feedback received.

Environment

We recognize that environmental considerations such as climate change, resource scarcity and the energy crisis are top priorities for the future of our planet. We are committed to helping address climate change impacts and minimizing the environmental footprint of our solutions, operations and our broader value chain. A significant part of our core business mission is to consolidate security functionalities and networking functionalities in a way that is more energy efficient. We continue to combine innovation with environmental sustainability to reduce the use of energy, cooling and space required for our solutions, thereby helping our customers minimize power consumption and greenhouse gas emissions. We also ensure that our products comply with global product environmental compliance directives and regulations.

We engaged with a consultancy to conduct the inventory and measure our Scope 3 emissions and, to further engage on our path to net zero in alignment with the Paris Agreement we formally signed on to the Science-Based Target Initiative commitment in September 2022. We implemented an Environmental Management Systems platform to track our energy, water and waste impact, and engaged on the ISO14001 certification process for our company-owned warehouse in Union City, California.

We began aligning our climate strategy and disclosures to the TCFD framework and submitted our Carbon Disclosure Project report.

Social

We are committed to building an inclusive, equitable and diverse workforce within our organization and across the security industry to help empower individuals to reach their full potential. We continue to focus on skilling, upskilling and reskilling individuals to reach our goal of training one million people in cybersecurity by 2026. At the 2022 White House National Cyber Workforce and Education Summit, we announced the expansion of our existing free training offerings, focusing on schools. We introduced an enhanced enterprise-grade Security Awareness and Training service to help Information Technology (“IT”), security, and compliance leaders build a cyber-aware culture within their organizations. We continued to expand partnerships with educational institutions and now have over 500 Authorized Academic Partners. Our Education Outreach Program focuses on creating cyber career pathways for underrepresented populations, including women, veterans and disadvantaged individuals. In total, we trained over 210,000 people through our various initiatives in 2022.

Internally, we have continued to expand programs and trainings designed to ensure Diversity, Equity and Inclusion (“DEI”) in the workplace, from talent acquisition, to onboarding and leadership development. We have also engaged with the broader Fortinet workforce to encourage employees to foster a culture of diversity and inclusion, through the creation of Employee Resource Groups.

We have improved our organizational governance around DEI, starting at the highest level with the Human Resources Committee, which has oversight of DEI-related matters. Part of the reason the Board of Directors changed the name of this committee from the “Compensation” Committee to the “Human Resources” Committee is based on Human Resources Committee’s responsibility extends beyond compensation, including responsibility to oversee DEI-related matters. At the corporate level, we have formed a global DEI Organizing Committee and DEI Council to provide a shared direction and commitment to recruiting and valuing a diverse workforce, fostering a culture of teamwork and openness and building a more inclusive workplace.

We have increased transparency and disclosure through the reporting of multiple 2022 diversity metrics on our workforce relative to gender, ethnicity and age, and published our EEO-1 report.

Governance

We are focused on good governance and ethical practices throughout our business. The Board of Directors frequently reviews our governance practices to ensure that they are appropriate and reflect the maturity of our company. For example, to promote good governance and accountability at the highest level, the Board of Directors, on its own initiative, changed the term of service structure for directors from staggered three-year terms to one-year terms for every director. The Board has supported the approval of a majority voting proposal as discussed in this Proxy Statement.

To promote ethical business practices, we have adopted and regularly review policies that set out a Business Code of Conduct for all employees, partners, suppliers and vendors, and have trainings and controls in place. In 2022, we expanded the human rights language in our compliance and business ethics training and updated our supplier and partner codes of conduct to reference our environmental and human rights policies.

As part of our engagement with stockholders and our commitment to ESG, we regularly evaluate our corporate governance structure and practices, and have implemented the following measures, among others: majority voting standard for uncontested elections of directors, allowing stockholders to call special meetings of our stockholders, declassification of the Board of Directors, proxy access, and stock ownership guidelines with respect to our non-employee directors. As noted above, based on feedback from our stockholders, the Board of Directors supports the approval of a majority voting proposal as discussed in this Proxy Statement.

For more information regarding Fortinet’s CSR approach and ESG initiatives, please visit our website at https://www.fortinet.com/csr or read our 2022 Sustainability report: https://www.fortinet.com/content/dam/fortinet/assets/reports/fortinet-2022-sustainability-report.pdf. The information contained in our 2022 Sustainability Report is not intended to be incorporated into this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to establish the corporate governance policies which provide a structure within which the Board of Directors and management can effectively pursue Fortinet’s objectives for the benefit of our stockholders. The Corporate Governance Guidelines are available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Code of Business Conduct and Ethics

The Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistently with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Conduct and Ethics, which is applicable to our and our subsidiaries’ directors, officers and employees.

The Code of Business Conduct and Ethics is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0. Fortinet will disclose on its website any amendments to, or waivers of, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or Nasdaq.

Human Capital Management

Our employees are the foundation of our innovation and cybersecurity leadership for the benefit of our customers. We understand there is a shortage of highly skilled employees for security companies like ours, and we believe that our success and competitive advantage depends largely on our ability to continue to attract and retain highly skilled employees with diverse backgrounds and experiences. We believe we offer fair, competitive compensation and benefits, and we encourage a culture of fairness and meritocracy. Our compensation programs for our employees include base pay, incentive compensation, opportunities for equity ownership where local statutes allow and employee benefits that promote well-being across different aspects of our employees’ lives, which may include health and welfare insurance, retirement benefits and paid time off.

As a global company, much of our success is rooted in the diversity of our teams and our commitment to DEI. Such commitment starts at the top, with a highly skilled and diverse board of directors. As of December 31, 2022, women represented 25% of the members of the Board of Directors, and approximately 50% of the members of the Board of Directors was from underrepresented communities. We value diversity at all levels and continue to focus on enhancing our DEI initiatives across our workforce.

We are also committed to community engagement and social responsibility with regards to our employees and beyond, and the Board of Directors has active oversight of such initiatives. Examples of our initiatives focused on our employees include our company matching program for employee charitable contributions and the free security training programs we offer to help with career development for our employees, in addition to the general public.

Our culture is defined by our commitment to ethics and integrity. We reinforce our ethical “tone at the top” through clear policies including our Code of Business Conduct and Ethics, regular compliance training for our employees, quarterly meetings of our cross-functional Ethics Committee, clear messaging from our executives, enforcement of company policies and oversight by the Board of Directors. In addition, our Chief Executive Officer regularly communicates the importance of Fortinet’s core values of openness, teamwork and innovation.

We are committed to providing our employees a safe and healthy work environment. We sponsor a global wellness program designed to enhance physical, financial and mental wellbeing for all our employees around the world. Throughout the year, we encourage healthy behaviors through communications, educational sessions, wellness challenges and other incentives.

Majority Voting Standard for Director Elections and Director Resignation Policy

Our Current Bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender an irrevocable resignation upon such nominee’s election or re-election. The majority voting standard provides that, in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Corporate Governance Guidelines address, among other provisions, the “holdover” director situation under the Delaware General Corporation Law (pursuant to which a director remains on the board of directors until such director’s successor is elected and qualified), by requiring each incumbent nominee to submit an irrevocable contingent resignation letter prior to the annual meeting of stockholders in which such election is to take place. Such resignation becomes effective only upon (i) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (ii) the Board of Directors’ acceptance of such resignation. If the nominee does not receive the requisite number of votes for re-election, the Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Director Independence

The Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, all of the current members of the Board of Directors and nominees for director are “independent directors” as that term is defined in Nasdaq’s listing standards.

Board Meetings and Committees

During fiscal 2022, the Board of Directors held five meetings and acted by unanimous written consent one time. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board of Directors on which such director served during the past fiscal year. The Board of Directors has four standing committees: the Audit Committee, the Human Resources Committee, the Governance Committee and the Social Responsibility Committee.

Audit Committee

The Audit Committee is currently comprised of Messrs. Goldman and Hsieh and Ms. Hu, each of whom is “independent” as such term is defined for audit committee members by the listing standards of Nasdaq and the rules of the SEC. Ms. Hu is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Ms. Hu and Mr. Goldman is an “audit committee financial expert,” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•        selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•        evaluating the qualifications, performance and independence of our independent auditors;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures;

•        discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

•  preparing the Audit Committee Report that the SEC requires in our annual proxy statement;

•  reviewing and overseeing related-person transactions; and

•        reviewing and managing cybersecurity and other information technology risks, controls and procedures.

The Audit Committee held nine meetings and acted by unanimous written consent one time during fiscal 2022. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

The Audit Committee Report is included in this Proxy Statement on page 67.

Human Resources Committee

The Human Resources Committee is currently comprised of Ms. Sim, Mr. Goldman and Admiral Stavridis (Ret), each of whom qualifies as an independent director under the listing standards of Nasdaq. Ms. Sim is currently the Chairperson of the Human Resources Committee.

The Human Resources Committee is responsible for, among other things:

•        providing oversight of our organization and human resources activities, including culture and ethics matters and diversity, equity and inclusion initiatives;

•        providing oversight of our employee and executive compensation policies, plans and benefits programs, and overall compensation philosophy;

•        reviewing and approving for our executive officers: their annual base salary, annual incentive bonus, equity compensation and other benefits, compensation or arrangements;

•        reviewing and recommending compensation goals and objectives, and bonus and stock compensation criteria for our executive officers;

•        preparing the Human Resources Committee Report that the SEC requires to be included in our annual proxy statement; and

•        administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Human Resources Committee held four meetings and acted by unanimous written consent one time during fiscal 2022. The Human Resources Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

The Human Resources Committee Report is included in this Proxy Statement on page 48.

Governance Committee

The Governance Committee is currently comprised of Messrs. Hsieh and Neukom and Ms. Sim, each of whom qualifies as an independent director under the listing standards of Nasdaq. Mr. Hsieh is the Chairperson of the Governance Committee.

The Governance Committee is responsible for, among other things:

•        advising the Board of Directors and our officers on corporate governance matters;

•        overseeing the evaluation of the Board of Directors;

•  reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines and other policies;

•  assisting the Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors; and

•        recommending members for each committee of the Board of Directors.

The Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Governance Committee held seven meetings and acted by unanimous written consent one time during fiscal 2022. The Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Social Responsibility Committee

The Board of Directors considers Fortinet’s social responsibilities to be a high priority, and as such formed the Social Responsibility Committee in January 2021. The Social Responsibility Committee is currently comprised of Messrs. Michael Xie and Neukom and Admiral Stavridis (Ret). Mr. Michael Xie is the Chairperson of the Social Responsibility Committee.

The Social Responsibility Committee is responsible for, among other things:

•        recommending to the Board of Directors and overseeing programs relating to social responsibility and sustainability, including ESG matters;

•        reviewing and assessing with management performance, risks, controls and procedures relating to social responsibility and sustainability; and

•        overseeing our charitable giving policies.

The Social Responsibility Committee held four meetings during fiscal 2022. The Social Responsibility Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at investor.fortinet.com/corporate-governance-0.

Human Resources Committee Interlocks and Insider Participation

Ms. Sim, Admiral Stavridis (Ret) and Mr. Goldman served as members of the Human Resources Committee during fiscal 2022, as did Kelly Ducourty, whose term as a director ended with the 2022 Annual Meeting. None of the members of the Human Resources Committee during fiscal 2022 is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Human Resources Committee during fiscal 2022.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, officers, employees and agents (such as consultants and independent contractors) from engaging in any form of hedging or similar transactions with respect to our securities, including those involving options, puts, calls or other derivative securities. Our directors, officers, employees and agents are also prohibited from pledging our securities as collateral for loans and from holding our securities in margin accounts.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board of Directors with flexibility to select the appropriate leadership structure depending on what the Board of Directors determines is in Fortinet’s best interests at a given time. As a result, the Board of Directors does not have a policy on whether or not the roles of the Chairman of the Board of Directors and Chief Executive Officer should be separate and, as described below, such roles are not currently separate. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of our stockholders. A copy of our

Corporate Governance Guidelines is available on our website at investor.fortinet.com/corporate-governance-0. Any changes to the leadership structure of the Board of Directors, if made, will be promptly disclosed on the Investor Relations portion of our website and in our proxy materials. The Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.

Mr. Ken Xie currently serves as our Chairman and Chief Executive Officer. Given that Mr. Ken Xie is our co-founder, the Board of Directors does not consider Mr. Ken Xie to be “independent” and, therefore, the Board of Directors, including the independent directors, believe it is in the best interest to designate a Lead Independent Director. The Board of Directors, including the independent directors, has designated Mr. Neukom as our current Lead Independent Director. In addition to the duties of all members of the Board of Directors, Mr. Neukom’s principal responsibilities as our Lead Independent Director are to: preside over executive sessions of the Board of Directors; review and comment on the agenda for meetings of the Board of Directors in consultation with the Chairman and Chief Executive Officer and other members of the Board of Directors; act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues; raise issues with management on behalf of the independent directors when appropriate; and assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties. Mr. Neukom is, and other members of the Board of Directors are, also authorized to represent the Board of Directors in communications with stockholders and other stakeholders and members of the Board of Directors have periodically engaged in communications with stockholders and other stakeholders. Mr. Neukom, along with other members of the Board of Directors, in discharging their risk oversight responsibility (as further described below) actively review and provide feedback on risk management to the management team and the design of the Board of Directors.

The board of Directors believes that the current leadership structure provides an appropriate balance between strong leadership from our Chairman and Chief Executive Officer and oversight by independent directors. In particular, this structure capitalizes on the expertise and experience of Messrs. Ken Xie and Neukom, as it permits Mr. Xie to serve as a bridge between the Board of Directors and management, helping both to act with a common purpose and providing critical leadership for carrying out our strategy and confronting challenges, while Mr. Neukom ensures independence of the Board of Directors from management and as Lead Independent Director can call and chair meetings of the independent directors separate and apart from the Chairman. The Board of Directors also believes that there may be other advantages to having a Lead Independent Director for matters such as communications and relations between the Board of Directors, the Chief Executive Officer and the other members of our senior management, and in assisting the Board of Directors in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board of Directors’ Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks that Fortinet faces and what steps management is taking to manage and mitigate those risks but also understanding what level of risk is appropriate for Fortinet. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet. The Board of Directors and its committees engage, as appropriate, external advisors and experts to assist in anticipating future threats and trends and assessing our risk environment.

On an annual basis, under oversight of the Audit Committee, management, with the assistance of external advisors, conducts an enterprise risk assessment to assess key enterprise risks over different time horizons (short-term (current to six months), mid-term (six to twelve months) and long-term (more than twelve months)). Following such assessment, key risk areas are shared with the Audit Committee and management assigns owners to each risk who are tasked with reviewing and assessing the contributing factors, evaluating management’s existing risk mitigation capabilities, identifying risk mitigation enhancement considerations and potential future state activities and assessing resources needed to implement desired mitigation enhancements. Risk mitigation efforts are then reported by management to the Audit Committee or the Board of Directors throughout the year. Moreover, our Chief Legal Officer, who reports into our Chief Executive Officer, leads quarterly meetings of our cross-functional Ethics Committee and periodically updates our Human Resources Committee regarding the activities of the Ethics Committee.

Though the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. Our Audit Committee reviews financial and other risk exposures, our internal controls over financial reporting, our disclosure controls and procedures, and our legal and regulatory compliance. Our Audit Committee also is responsible for oversight of risks related to data privacy and cybersecurity. Our Human Resources Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. In setting compensation, the Human Resources Committee strives to create incentives that encourage a reasonable level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet. Our Human Resources Committee also oversees other areas of risk related to human resources, such as culture and ethics matters and DEI initiatives. Our Governance Committee has oversight on risks related to corporate governance matters, and oversees the evaluation of the performance of the Board of Directors. Our Social Responsibility Committee oversees risks related to our sustainability and corporate social responsibility and ESG approach, including long-term trends and impacts that may affect our business and main stakeholders. The Board of Directors also directly oversees certain strategic risks to Fortinet and other risk areas not delegated to one of its committees.

The risk oversight responsibility of the Board of Directors and its committees is supported by our management reporting processes. At periodic meetings of the Board of Directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as cybersecurity risks, legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices. Our management reporting processes, including the enterprise risk assessment, are designed to provide the Board of Directors with visibility into the identification, assessment, and management of critical risks and into certain of management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. The Board of Directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular meeting of the Board of Directors, and evaluates the risks inherent in significant transactions. Each director is invited to attend committee meetings, and the committees periodically provide the full Board of Directors reports on significant committee activities.

Cybersecurity Risk Oversight

Securing sensitive information from our customers, employees, vendors and other third parties is of critical important to us, as is ensuring proper security related to the products we sell. We implement organizational, administrative and technical procedures such as security measures prescribed by the National Institute of Standards and Technology (“NIST”); security measures aligned with the ISO/IEC 27000 series of standards; security requirements pursuant to the Sarbanes-Oxley Act of 2002; security standards pursuant to SSAE 18/ISAE 3402; measures pursuant to data protection and privacy laws and regulations such as the European Union’s General Data Protection Regulation and the California Privacy Rights Act; and other generally recognized industry standards designed to safeguard the confidentiality, integrity and availability of our infrastructure and data.

In addition, we manage a coordinated program across our engineering, manufacturing and technical services teams, together with our suppliers and channel partners, designed to ensure the proper security of our products from design through manufacture and shipment. For example, to align with industry standards such as NIST 800-53, NIST 800-160, NIST 800-218, US EO 14028 and UK TSB, we apply best practices for secure development via our Secure Product Development Lifecycle Policy which details the security at all stages of the product lifecycle from design to implementation and operation.

Our Trusted Supplier Program is designed to ensure manufacturing partners undergo a selection and qualification process that adheres to NIST 800-161,and we implement technical and organizational measures designed to prevent the use of rogue components that could compromise product functionality and integrity.

Our information security policies are designed to protect the confidentiality, integrity and availability of our systems and our customers’ data stored in our network. We conduct management reviews of our security policies at least annually or more frequently as appropriate, to ensure their suitability and effectiveness. We assign responsibility to dedicated employees to manage, coordinate, develop, implement and maintain an organization-wide information security management system.

We leverage the NIST Cybersecurity Framework and we have implemented a strategy to manage risks to organizational operations and assets, individuals and other organizations associated with the operation and use of systems. Risk assessments are periodically conducted to identify threats and vulnerabilities, and then determine the likelihood and impact for each risk using a qualitative risk assessment methodology. Risks are identified from various sources, including vulnerability scans, penetration tests, vendors risk assessments, product and services audits, internal compliance assessments and threat-hunting operations. We monitor our infrastructure and applications to identify evolving cyber threats, scan for vulnerabilities and mitigate risks. Our security incident response procedures help enable the effective and orderly management of, and response to, any identified security incidents, including escalation and internal- and external-notification steps, allowing the incident response team to respond in a timely manner and enlist appropriate personnel and third-party experts. We have a process to promptly assess and assign severity levels to any identified security incidents in order to prioritize their importance and promptly direct resources to those issues of potentially greater impact. The notification plan establishes steps to alert external stakeholders as appropriate, including law enforcement, regulatory bodies, customers and other business partners, to provide sufficient information to address their incident response and notification requirements.

Management is promptly updated regarding any significant security events, and the Audit Committee regularly reviews updates from our information security and product security leaders about cyber threat response preparedness, product security processes, security controls and procedures, security program maturity milestones, risk and approaches to risk mitigation and the current and emerging threat landscape. All of our directors have some expertise in cybersecurity matters from their service on the Board of Directors and often all directors receive management’s cybersecurity updates to the Audit Committee as part of their regular attendance at Audit Committee meetings. We also maintain information security risk insurance coverage.

Management Succession Planning

The Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. The Board of Directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the Governance Committee, the Chairman of the Board of Directors and our Lead Independent Director. Our Chief Executive Officer is responsible for identifying, evaluating and selecting potential successors for our Chief Executive Officer’s direct reports. The Board of Directors regularly evaluates succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy

The Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities and risk management. At its regularly scheduled meetings and throughout the year, the Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our directors’ diverse skill set and experience enhances the Board of Directors’ ability to support management in the evaluation and execution of our corporate strategy. The independent members of the Board of Directors also hold regularly scheduled executive sessions, during which corporate strategy is discussed.

Process for Recommending Candidates for Election to the Board of Directors

The Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder nominations for candidates to the Board of Directors must be made pursuant to the terms of our bylaws as in effect at the time of a nomination. There are no differences in the manner by which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•        The Governance Committee evaluates the current composition and organization of the Board of Directors.

•        The Governance Committee reviews on at least an annual basis the desired qualifications and characteristics for membership on the Board of Directors.

•        The Governance Committee evaluates the performance of individual members of the Board of Directors eligible for re-election and selects, or recommends for the selection of the Board of Directors, the director nominees for election to the Board of Directors by our stockholders at the annual meeting of stockholders.

•        In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers: (i) the current composition and organization of the Board of Directors and the needs of the Board of Directors and its committees; (ii) such factors as character, judgment, diversity, expertise, business experience, length of service, independence, other commitments and the like; and (iii) such other factors as the Governance Committee may consider appropriate. The Governance Committee considers diversity of skills, experience, gender and race, among other factors, in evaluating candidates for the Board of Directors.

•        While the Governance Committee has not established specific minimum qualifications for director candidates, the Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who: (a) are predominantly independent; (b) are of high integrity; (c) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular; (d) have qualifications that will increase overall effectiveness of the Board of Directors; and (e) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•        With regard to candidates who are properly recommended by stockholders or by other means, the Governance Committee will review the qualifications of any such candidate, which review may, in the Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Governance Committee deems necessary or proper.

•        In evaluating and identifying candidates, the Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•        The Governance Committee will apply these same principles when evaluating candidates for the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•  After completing its review and evaluation of director candidates, the Governance Committee recommends to the full Board of Directors the director nominees.

Proxy Access

Our Current Bylaws provide a method for stockholders to place their nominees for director on our proxy ballot. Under our Current Bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously throughout the three-year period (i) through the date of the nomination notice or (ii) following date we implemented proxy access in our Current Bylaws, whichever is later, is entitled to nominate and include in our proxy materials director nominees constituting up to the lesser of two individuals or 20% of the number of members of the Board of Directors, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in our Current Bylaws. Our obligation to include director nominees in its annual meeting proxy materials is also subject to certain exceptions as set forth in our Current Bylaws. Written notice of the nomination(s) must be submitted to our Corporate Secretary at our principal executive office no earlier than the 120th day, and no later than the 90th day, prior to the one-year anniversary of the preceding year’s annual meeting, subject to certain exceptions as set forth in our Current Bylaws.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet welcomes, but does not require, directors to attend. Ken Xie was the only director who attended the 2022 Annual Meeting.

Contacting the Board of Directors

Stockholders who wish to communicate with the members of the Board of Directors may do so by sending a letter to Fortinet’s Corporate Secretary, c/o Fortinet, Inc., 899 Kifer Road, Sunnyvale, California 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of the Board of Directors, or if none is specified, to the Lead Independent Director.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fortinet and other biographical information, as set forth below, are as of March 31, 2023. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	60	Chief Executive Officer and Chairman of the Board of Directors
Michael Xie	54	President, Chief Technology Officer and Director
Keith Jensen	64	Chief Financial Officer
Patrice Perche	61	Chief Revenue Officer and Executive Vice President of Support
John Whittle	55	Executive Vice President of Corporate Development, Chief Legal Officer and Corporate Secretary

Ken Xie.    For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Michael Xie.    For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Keith Jensen has served as our Chief Financial Officer since May 2018 and has served as our Chief Accounting Officer since July 2015. From February 2018 to May 2018, Mr. Jensen served as our Interim Chief Financial Officer. Mr. Jensen served as our Vice President of Finance and Corporate Controller from May 2014 to July 2015. From November 2012 to May 2014, Mr. Jensen served in various positions at DataDirect Networks, Inc., a data storage provider, including as its Chief Accounting Officer and Chief Administrative Officer. From February 2006 to November 2012, Mr. Jensen served in various positions at Sybase, Inc. (which was acquired by SAP America, Inc. in July 2010), an enterprise software and services company, including as Sybase’s Chief Financial Officer and Chief Accounting Officer. Prior to Sybase, from October 1999 to January 2006, Mr. Jensen served as Chief Financial Officer of Dorado Network Systems Corporation, a provider of software solutions to financial service companies. Mr. Jensen also previously held several positions with Coopers & Lybrand, including audit manager. Mr. Jensen holds a B.S. in Business from California State University, Sacramento.

Patrice Perche has served as our Chief Revenue Officer and Executive Vice President of Support since January 2021. From January 2016 to January 2021, Mr. Perche served as our Senior Executive Vice President, Worldwide Sales and Support. Mr. Perche served as our Vice President International Sales and Support from October 2009 to January 2016. Mr. Perche served as our Vice President EMEA and Southern Asia from July 2008 to October 2009. Mr. Perche served as our Vice President SEMEA and India from January 2005 to July 2008. Mr. Perche has more than 20 years of experience in the IT security industry. Mr. Perche is responsible for managing our international sales and support operations worldwide. Prior to joining us, Mr. Perche was co-founder and CEO of Risc Group, a French-based company focusing on IT Security with pan-European operations. Mr. Perche graduated from Insa Lyon and holds a master’s degree in computer engineering.

John Whittle has served as our Chief Legal Officer since April 2022, Corporate Secretary since January 2007 and Executive Vice President of Corporate Development since January 2019. Mr. Whittle served as our General Counsel from October 2006 to April 2022 and as Vice President of Corporate Development from October 2010 until January 2019. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open-source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider. Mr. Whittle worked from March 2005 to March 2006 with International Business Machines Corporation following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters, mergers and acquisitions and initial and follow-on public offerings. Mr. Whittle holds a B.A. in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

All share and per share amounts presented in this Proxy Statement have been retroactively adjusted where applicable to reflect the five-for-one forward stock split of our common stock effective June 22, 2022 (the “2022 Stock Split”).

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the 2022 compensation arrangements for each individual who served as one of our executive officers during 2022, who were as follows:

•        Ken Xie, our Chief Executive Officer;

•        Michael Xie, our President and Chief Technology Officer;

•        Keith Jensen, our Chief Financial Officer;

•        Patrice Perche, our Chief Revenue Officer and Executive Vice President of Support; and

•        John Whittle, our Executive Vice President of Corporate Development, Chief Legal Officer and Corporate Secretary.

We refer to these individuals as “named executive officers” in this Proxy Statement. Because we had no other executive officers during 2022, each one of our executive officers was a named executive officer in 2022.

This compensation discussion and analysis should be read together with the compensation tables and related disclosures that follow it. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

We compete with many other technology companies in seeking to attract and retain highly skilled top talent. We also seek to keep our employees highly motivated. To meet these challenges, we designed our executive compensation program to attract, retain and motivate our named executive officers to enhance stockholder value by:

•        offering base pay and total compensation opportunities that are competitive compared with market and peer company data for the technology industry;

•        linking compensation to our operating, financial and stock price performance by making elements of each named executive officer’s compensation dependent on our overall company performance and the creation of stockholder value;

•        emphasizing equity pay and long-term incentives in order to incentivize contributions towards our growth and the creation of long-term value for our stockholders; and

•        ensuring fairness among our executive team by recognizing the contributions each named executive officer makes to our success.

Because our compensation program is designed to align our named executive officers’ compensation with our operating, financial and stock price performance, you should consider our executive compensation decisions in the context of these areas of our performance during 2022. Specifically:

•        Total revenue for 2022 was $4.42 billion, an increase of approximately 32% compared to $3.34 billion for 2021;

•  Total gross profit was $3.33 billion in 2022, an increase of 30% compared to $2.56 billion in 2021.

Role of the Human Resources Committee in Executive Compensation Decisions

The Human Resources Committee of the Board of Directors has overall responsibility for approving the compensation of our named executive officers. The Human Resources Committee also oversees our diversity, equity and inclusion initiatives and reviews with management the compensation disclosures required by the SEC. Members of the Human Resources Committee are appointed by the Board of Directors. See “Corporate Governance — Board Meetings and Committees — Human Resources Committee” for more detail about the responsibilities and procedures of the Human Resources Committee.

Role of Compensation Consultant

The Human Resources Committee relies on its independent compensation consultant to provide advice on matters relating to the compensation of our named executive officers and non-employee directors. For 2022, the Human Resources Committee engaged Compensia, Inc. (“Compensia”) in this capacity. A representative of Compensia generally attends meetings of the Human Resources Committee. In addition, Compensia provided competitive market assessments our executive and non-employee director compensation programs, reviewed the Compensation Discussion and Analysis section of this Proxy Statement and provided support on other matters as requested by the Human Resources Committee.

For 2022, the Human Resources Committee also engaged Compensia to provide and to report on the results of a competitive assessment of the compensation of our named executive officers, which is based on analysis of market and peer company compensation data. This assessment is one factor considered by the Human Resources Committee as discussed in more detail below under “— Determining the Amount of Elements of Executives’ Compensation in 2022.” Compensia reports directly to the Human Resources Committee and provided no services to us other than the consulting services to the Human Resources Committee. Based on consideration of the various factors set forth in the rules of the SEC and Nasdaq listing standards, the Human Resources Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Human Resources Committee has raised any conflict of interest.

Role of Executives in Executive Compensation Decisions

The Human Resources Committee generally seeks input from our Chief Executive Officer, Mr. Ken Xie, when discussing the performance of and compensation levels for our named executive officers other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other named executive officers participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Stockholder Advisory Vote on Named Executive Officer Compensation

Our stockholders will have the opportunity again at this year’s 2023 Annual Meeting to vote on our named executive officer compensation through the stockholder advisory vote (commonly known as a “say-on-pay” vote) included as Proposal Three in this Proxy Statement. Over 91% of the stockholder votes cast have been cast in favor of our named executive officer compensation at each of our past five annual meetings of stockholders. The Human Resources Committee considers input from our stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Human Resources Committee will seek to understand and consider our stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns. Since the 2022 stockholder vote on executive compensation occurred after the Human Resources Committee had established all of the compensation elements for 2022, the Human Resources Committee could only take into consideration the 2022 stockholder vote in establishing executive compensation for 2023. We encourage you to review this “Executive Compensation” section, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Elements of Our Compensation Program

The four key elements of our compensation program for our named executive officers are base pay, variable pay, equity-based awards and our benefits programs. As a total package, we design our compensation program to enable us to attract and retain talent who we believe will enhance Fortinet’s long-term value. The individual elements of Fortinet’s compensation program are designed to satisfy this larger goal in specific ways as described below. For a detailed discussion of the amounts awarded to our named executive officers during 2022, see “— Determining the Amount of Elements of Executives’ Compensation in 2022” below.

Base Pay.    We establish base pay that is both reasonable and competitive in relation to the competitive market of similar companies in the technology industry. The Human Resources Committee monitors competitive base pay levels at least annually and makes adjustments to base pay as appropriate. In general, a named executive officer’s base pay level should reflect that individual’s overall sustained performance and contribution over time. The Human Resources Committee sets base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. Any increases in base pay are provided generally on an annual basis.

Variable Pay.    Rewarding performance through cash variable pay is an important element of named executive officer compensation. We design our variable pay program to be both reasonable and competitive in relation to the market. Our senior management incentive bonus program is designed to motivate our named executive officers to achieve business goals and to align payouts with actual results. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of each individual’s performance. A factor in this evaluation is our executive “peer review” process, in which our broader executive team reviews the performance of the other members of the team, including certain of the named executive officers, on a quarterly basis, and their confidential feedback is reviewed by the Human Resources Committee when considering individual variable pay incentives. We believe the executive peer review motivates executive officers to work together in a productive fashion. The Human Resources Committee has the discretion to increase or decrease a payout under our variable pay program at any time in the event that it determines that circumstances warrant adjustment. In 2022, the payout was 96.3% as a percentage of target for our named executive officers.

Equity-Based Awards.    The Human Resources Committee designs our equity-based awards to be both reasonable and competitive in relation to the market.

As described in more detail below, we design our equity-based awards to help retain talent over a period of time and to provide our named executive officers with a long-term reward that aligns their interests with those of our stockholders. The Human Resources Committee considers a number of factors when determining the size of equity awards, including competitive market data, named executive officer performance, the proposed award’s retention value, the value of unvested equity awards already held by the named executive officer and a review of the named executive officer’s overall compensation package, which takes into account our approach to base pay and variable pay. Initial equity awards granted upon hire are generally designed to attract experienced executives with established records of success and help retain them over the long term. Subsequent equity awards are designed to help retain and incentivize our named executive officers.

The Human Resources Committee approved awards of stock options and restricted stock units (“RSUs”) to our named executive officers in January 2022, which were effective in February 2022. The RSUs represent a right to receive shares of our common stock upon vesting over time. The Human Resources Committee determined to grant stock options and RSUs based on an evaluation of the objectives of our compensation program and taking into consideration market practice among companies in our compensation peer group. The Human Resources Committee grants stock options and RSUs in order to: create a stronger and more visible link between executive pay and Fortinet’s stock price performance; further align our executives’ interests with those of our stockholders; to better incentivize and retain our senior executives; and maintain a long-term incentive program that is competitive with practices at peer companies. The Human Resources Committee considers stock options a strong pay-for-performance vehicle as the value of a stock option is limited to the excess of then-current stock price over the exercise price of the option. Stock options also support a long-term perspective as the grants to our named executive officers in fiscal 2022 vest over four years and can be exercised for up to seven years after grant.

Beginning in late 2022, our Human Resources Committee initiated a review of our approach to executive long-term incentives. This review considered a broad range of factors, including input from our stockholders, analysis of competitive practice among companies in our peer group, input from our Chief Executive Officer and discussions with Compensia. Following this review and taking into consideration our desired compensation objectives and pay-for-performance philosophy, the Human Resources Committee approved long-term incentive awards in February 2023 for our name executive officers, that consisted of 50% PSUs and 50% time-vesting

RSUs. The Human Resources Committee determined that a mix of time-based RSUs and PSUs was best aligned with the interests of our stockholders by creating an appropriate balance between our goals of business execution, long-term share price growth and named executive officer retention. The PSUs are measured based on the percentile ranking of our total stockholder return among companies included in the S&P 500 Index. The PSUs include four performance periods of one, two, three and four years; the first three performance periods are each weighted 20% while the four-year performance period is weighted 40%. The Human Resources Committee believes that the introduction of multi-year PSUs with a relative stockholder return performance measurement supports our compensation objectives, including a strong pay-for-performance culture and focus on long-term stockholder value creation, and drives alignment with our stockholders.

Information on the vesting schedules for the awards of stock options and RSUs made to our named executive officers in 2022 can be found below in “— Determining the Amount of Elements of Executives’ Compensation in 2022 — Equity-Based Awards.” See “— Outstanding Equity Awards at 2022 Fiscal Year-End Table” for additional information regarding the outstanding and unvested equity awards held by each named executive officer as of the end of fiscal 2022.

Benefits Programs.    Our named executive officers generally receive the same benefits as those provided to our other employees in their respective countries and do not receive any additional perquisites, including, where applicable: health and welfare benefits, including participation in our 401(k) retirement plan; group health insurance plans; and life, disability and accidental death insurance plans. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and the overall market.

Determining the Amount of Elements of Executives’ Compensation in 2022

Peer Group.    In October 2021, with assistance from Compensia, the Human Resources Committee developed and approved a compensation peer group as a source of competitive market data for evaluating the compensation of our executive officers and to support pay decisions for 2022.

The peer group was comprised of security competitors, network infrastructure technology companies and other software companies focusing on data management, internet infrastructure and enterprise application software. In selecting peers, the Human Resources Committee also generally sought to include companies with annual revenue ranging from approximately $531.0 million to $5.9 billion and a market capitalization generally ranging from $16.0 billion to $65.8 billion as of September 30, 2021. The peer group approved in October 2021 included the 18 technology companies listed below:

Akamai Technologies	NetApp
Arista Networks	Okta
Autodesk	Palo Alto Networks
Cadence Design Systems	Splunk
Check Point Software Technologies	Synopsys
Cloudflare	Twilio
CrowdStrike Holdings	Workday
DocuSign	Zoom Video Communications
Marvell Technology	Zscaler

For 2022, the Human Resources Committee removed ANSYS, Citrix Systems and VeriSign from the peer group and added Autodesk, Cloudflare, DocuSign, Marvell Technology and Zoom Video Communications to the peer group.

Base Pay.    As part of our annual performance review process and review of named executive officers’ compensation, early each year the Human Resources Committee assesses the performance of the named executive officers, considering factors such as company performance, department performance and individual performance, including the named executive officer’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. Largely as a result of this assessment and taking into account reasonable annual base pay increase practices and Compensia’s data and analysis, the Human Resources Committee considered whether and how much to adjust the base pay of the named executive officers.

Taking into consideration performance and reasonable merit increases, in January 2022, the Human Resources Committee kept the annual base pay of Mr. Ken Xie at $797,000, of Mr. Michael Xie at $445,000 and of Mr. Perche at $495,268. The Human Resources Committee approved increases in the annual base salary of Mr. Jensen by 3.3% to $506,000 and of Mr. Whittle by 9% to $482,000; these changes were approved to maintain a competitive positioning with the 50th percentile of market data.

Equity-Based Awards.    In granting stock options and RSUs to our named executive officers in 2022, the Human Resources Committee exercised its judgment and considered, among other things, the role and contribution of the named executive officer, the value of unvested stock options and RSUs already held by the executive and Compensia’s data and analysis.

In January 2022, the Human Resources Committee approved awards of stock options exercisable for up to 288,795 shares for Mr. Ken Xie, 97,440 shares for Mr. Michael Xie, 90,735 shares for Mr. Jensen, 90,735 shares for Mr. Perche and 56,700 shares for Mr. Whittle. Each of these stock options was granted in accordance with Fortinet’s Equity Award Grant Policy discussed in “— Timing of Equity Awards” below, and vests over four years, with 25% vesting one year from February 17, 2023 and the remainder vesting monthly thereafter.

Also in January 2022, the Human Resources Committee approved awards of 96,265 RSUs for Mr. Ken Xie, 32,480 RSUs for Mr. Michael Xie, 30,245 RSUs for Mr. Jensen, 30,245 RSUs for Mr. Perche and 18,900 RSUs for Mr. Whittle. Each of these RSUs was granted in accordance with Fortinet’s Equity Award Grant Policy discussed in “— Timing of Equity Awards” below, and vests over four years, with 25% vesting one year from February 1, 2023 and the remainder vesting quarterly thereafter.

Variable Pay.    We determine the executive’s actual level of variable compensation in accordance with the terms of the Senior Management Bonus Program (the “Bonus Program”) approved by the Human Resources Committee for the year. In developing the framework, we seek to set total cash compensation (i.e., base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain and motivate our named executive officers.

In 2022, the Human Resources Committee based the Bonus Program funding on achievement of revenue and operating income targets, as set forth in more detail below, with 70% of the bonus pool funding based on revenue achievement and 30% based on operating income achievement. The Human Resources Committee weighted the Bonus Program funding more heavily toward achieving revenue over operating income because it believed that, at this stage, a continued focus on growing revenue would help drive our long-term success and result in greater opportunity for profit in the future and enhanced stockholder value. However, because we believe it is important for our executives to monitor expenses closely as well, the Human Resources Committee also based a portion of the bonus pool funding on our operating income performance. Operating income for purposes of the Bonus Program is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) but rather is defined as net income plus income taxes, stock-based compensation, interest income and foreign exchange currency gains or losses and other adjustments to GAAP income as defined in our non-GAAP definition for external reporting purposes.

For purposes of the Bonus Program, a minimum performance level (based on a percentage of the revenue and operating income target levels) had to be met before funding could occur. For 2022, threshold (i.e., the minimum) performance level was 90% of both the revenue target and the operating income target. Once the threshold performance level was attained, the funding of the bonus payments for our named executive officers was to increase on a graduated basis for each of the revenue portion and the operating income portion as follows:

Revenue Performance	Funding Amount
90% – 100%	40% funding for performance at 90% and 6% funding for every additional 1% of performance between 90% and 100%
100% – 140%	1% funding for every additional 1% of performance between 100% and 140%
Operating Income Performance	Funding Amount
90% – 100%	40% funding for performance at 90% and 6% funding for every additional 1% of performance between 90% and 100%
100% – 140%	1% funding for every additional 1% of performance between 100% and 140%

For example, for the revenue portion for our named executive officers:

•        At 90% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 40%;

•        At 95% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 70%;

•        At 100% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 100%; and

•        At 140% achievement of the revenue target, the revenue portion of the Bonus Program would be funded at 140%.

Bonuses payments were calculated and awarded quarterly. Bonus payments were based on unaudited, preliminary revenue and operating income results. Adjustments based on actual revenue and operating income results may be made in subsequent quarters at the Human Resources Committee’s discretion. No bonuses are paid to our named executive officers under the Bonus Program if our financial results are below our guidance such that we pre-announce our financial results.

Individual target bonuses under the Bonus Program are expressed as a percentage of the named executive officer’s base salary for 100% goal achievement. During 2022, our Chief Executive Officer made recommendations for target bonuses to the Human Resources Committee for Messrs. Jensen, Perche and Whittle, taking into consideration company achievement versus the financial targets discussed below and peer group data. The Human Resources Committee in turn gave final approval after discussing the recommendations. The Human Resources Committee approved target bonuses for Messrs. Ken Xie and Michael Xie based upon the same criteria under the Bonus Program.

For 2022, the Human Resources Committee approved target bonuses of 120% of base salary for Mr. Ken Xie, 75% of base salary for Mr. Michael Xie, 80% of base salary for Mr. Jensen, 100% of base salary for Mr. Perche and 75% of base salary for Mr. Whittle. See “— 2022 Summary Compensation Table” below.

As noted above, the Bonus Program was based on revenue and operating income performance targets set at the beginning of the year. The targets were set at levels determined to be challenging and requiring substantial effort on the part of senior management. For 2022, we achieved between 96% and 109% of our quarterly and annual revenue targets and we achieved between 102% and 136% of our quarterly and annual operating income targets. The Human Resources Committee approved bonus payments for our senior management for 2022 based on achievement of these corporate goals and the individual performance of certain of our named executive officers as evaluated pursuant to the “peer review” process described above. The following charts set forth both the target levels for our revenue and operating income performance, the revenue and operating income levels actually achieved, and the percentages of target revenue actually achieved.

Benefits Programs.    In 2022, our named executive officers received the same employee benefits as our other employees in their respective countries and did not receive any additional perquisites. Additional details regarding our benefits programs can be found above in “— Elements of Our Compensation Program — Benefits Programs.”

Change of Control Severance Agreements

We have entered into a Change of Control Severance Agreement or an Amended and Restated Change of Control Severance Agreement (each, a “Change of Control Severance Agreement”) with each of our named executive officers. The term of each named executive officer’s Change of Control Severance Agreement expires on August 7, 2024.

These Change of Control Severance Agreements provide for payments and benefits upon termination of their employment in specified circumstances. These arrangements (including potential payments and terms) are discussed in more detail in the “— Potential Payments Upon Termination or Change of Control” section below. We believe that these agreements help us from a retention standpoint, and they are particularly necessary in an industry such as ours, where there has been market consolidation. We believe that entering into these agreements helps the named executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the Human Resources Committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established by our peer group and applicable law.

Timing of Equity Awards

The Human Resources Committee approved grants of both stock options and RSUs to our named executive officers in January 2022. The Board of Directors and Human Resources Committee reserve the right, however, to grant stock options, RSUs, PSUs or other equity awards at other times during the year. With respect to newly hired employees, our practice is typically to grant equity awards at the first quarterly meeting of the Human Resources Committee following such employee’s hire date.

Pursuant to our Equity Award Grant Policy, equity awards are granted effective as of the date that is the tenth trading day on Nasdaq following the date of our next quarterly earnings announcement following the meetings of the Human Resources Committee or the Board of Directors when such equity awards were approved.

Performance-Based Compensation Recovery Policy

The Human Resources Committee has adopted a compensation recovery policy that allows us to recover or “clawback” performance-based cash compensation from certain employees who participate in the Bonus Program in the event of a material restatement of our financial results. Under the policy, if the material restatement would result in any performance-based cash compensation paid under the Bonus Program during the three years preceding the restatement to have been lower had it been calculated based on such restated results, we may recover the amounts in excess of what would have been paid under the restatement from any participant who received such performance-based cash compensation and who is determined to have engaged in intentional or unlawful misconduct that materially contributed to the need for such restatement. The Board of Directors (or a committee designated by the Board of Directors) has the sole authority to enforce this policy, and it is limited by applicable law.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation program, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we have historically used stock options, RSUs and PSUs, and we reserve the right to use other forms of equity, as additional forms of equity incentives in response to changes in the accounting treatment of equity awards and taking into consideration potential impact on dilution and competitive practices. While the Human Resources Committee considers the applicable accounting and tax treatment, these factors alone are not determinative, and the Human Resources Committee also considers the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes limitations on the deductibility for corporate federal income tax purposes of compensation in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our named executive officers will not be deductible to the extent it is in excess of the $1 million threshold. We expect that the Human Resources Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers will not be tax deductible under Section 162(m)

Human Resources Committee Report

The Human Resources Committee oversees our compensation policies, plans and benefit programs. The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Human Resources Committee of the Board of Directors

Judith Sim (Chairperson)

Admiral James Stavridis (Ret)

Kenneth A. Goldman

2022 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Positions	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ken Xie	2022	797,000	6,447,285	5,978,827	977,341	—	14,200,453
Chief Executive Officer	2021	797,000	6,145,875	6,235,385	1,024,951	—	14,203,211
	2020	793,083	4,169,569	4,704,899	983,163	—	10,650,714

Michael Xie	2022	445,000	2,175,327	2,017,268	341,058	—	4,978,653
President and Chief Technology Officer	2021	445,000	2,469,229	2,505,192	357,673	—	5,777,094
	2020	443,500	1,653,096	1,865,337	343,090	—	4,305,023

Keith Jensen	2022	504,000	2,025,639	1,878,456	418,543	5,440	4,832,078
Chief Financial Officer	2021	490,000	2,165,893	2,197,437	431,000	5,343	5,289,673
	2020	486,000	1,377,749	1,554,638	401,000	5,334	3,824,721

Patrice Perche	2022	495,268	2,025,639	1,878,456	522,806	—	4,922,169
Chief Revenue Officer and Executive Vice President of Support

John Whittle	2022	477,000	1,265,815	1,173,841	343,029	6,100	3,265,785
Executive Vice President of Corporate Development, Chief Legal Officer and Corporate Secretary	2021	440,375	1,378,911	1,398,994	312,000	5,800	3,536,080
	2020	426,833	804,736	908,055	230,242	5,700	2,375,566

__________________

(1)   The amounts shown represent the aggregate grant date fair value of equity awards granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. The grant date fair value of these awards is determined for financial statement reporting purposes and does not correspond to the actual value that the named executive officers will receive from the awards.

(2)   See “— Grants of Plan-Based Awards in 2022 Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn in fiscal 2022. See also “— Determining the Amount of Elements of Executives’ Compensation in 2022 — Variable Pay” above for a discussion regarding our Bonus Program.

(3)   Represents company matching contributions to Fortinet’s 401(k) plan, a tax-qualified defined contribution plan.

Grants of Plan-Based Awards in 2022 Table

The following table presents information concerning each grant of an award made to the named executive officers in 2022 under any plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Ken Xie	Cash	—	—	22,954	956,400	1,338,960	—	—	—	—
	RSU	2/17/2022	1/21/2022	—	—	—	96,265	—	—	5,978,827
	Stock Option	2/17/2022	1/21/2022	—	—	—	—	288,795	62.11	6,447,285

Michael Xie	Cash	—	—	8,010	333,750	467,250	—	—	—	—
	RSU	2/17/2022	1/21/2022	—	—	—	32,480	—	—	2,017,268
	Stock Option	2/17/2022	1/21/2022	—	—	—	—	97,440	62.11	2,175,327

Keith Jensen	Cash	—	—	9,715	404,800	566,720	—	—	—	—
	RSU	2/17/2022	1/21/2022	—	—	—	30,245	—	—	1,878,456
	Stock Option	2/17/2022	1/21/2022	—	—	—	—	90,735	62.11	2,025,639

Patrice Perche	Cash	—	—	11,886	495,268	693,375	—	—	—	—
	RSU	2/17/2022	1/21/2022	—	—	—	30,245	—	—	1,878,456
	Stock Option	2/17/2022	1/21/2022	—	—	—	—	90,735	62.11	2,025,639

John Whittle	Cash	—	—	8,586	357,750	500,850	—	—	—	—
	RSU	2/17/2022	1/21/2022	—	—	—	18,900	—	—	1,173,841
	Stock Option	2/17/2022	1/21/2022	—	—	—	—	56,700	62.11	1,265,815

__________________

(1)   Reflects threshold, target and maximum target bonus amounts for fiscal 2022 performance under the Bonus Program, as described in “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation in 2022 — Variable Pay.” These amounts do not necessarily correspond to the actual value that may be received by the named executive officer.

(2)   The amounts shown represent the grant date fair value of RSUs and stock options granted during fiscal 2022, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. Grant date fair value is determined for financial statement reporting purposes and does not correspond to the actual value that the named executive officers will realize from the award.

Outstanding Equity Awards at 2022 Fiscal Year-End Table

The following table presents information concerning unexercised options and unvested RSUs for each named executive officer outstanding as of December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
		Exercisable	Unexercisable
Ken Xie	2/16/2017	500,000	—	7.45	2/16/2024	—	—
	2/20/2018	1,000,000	—	9.81	2/20/2025	—	—
	2/21/2019	704,255	30,625	16.90	2/21/2026	—	—
	2/21/2019	—	—	—	—	15,310	748,506
	2/21/2020	436,660	179,810	22.90	2/21/2027	—	—
	2/21/2020	—	—	—	—	64,220	3,139,716
	2/19/2021	249,330	294,675	34.39	2/19/2028	—	—
	2/19/2021	—	—	—	—	102,005	4,987,024
	2/17/2022(3)	—	288,795	62.11	2/17/2029	—	—
	2/17/2022	—	—	—	—	96,265	4,706,396
Michael Xie	2/11/2016	225,000	—	4.77	2/11/2023	—	—
	2/16/2017	300,000	—	7.45	2/16/2024	—	—
	2/20/2018	473,050	—	9.81	2/20/2025	—	—
	2/21/2019	310,770	13,515	16.90	2/21/2026	—	—
	2/21/2019	—	—	—	—	6,760	330,496
	2/21/2020	173,120	71,290	22.90	2/21/2027	—	—
	2/21/2020	—	—	—	—	25,460	1,244,739
	2/19/2021	100,170	118,395	34.39	2/19/2028	—	—
	2/19/2021	—	—	—	—	40,985	2,003,757
	2/17/2022(3)	—	97,440	62.11	2/17/2029	—	—
	2/17/2022	—	—	—	—	32,480	1,587,947
Keith Jensen	2/21/2019	19,640	9,825	16.90	2/21/2026	—	—
	2/21/2019	—	—	—	—	4,910	240,050
	2/21/2020	16,975	59,415	22.90	2/21/2027	—	—
	2/21/2020	—	—	—	—	21,220	1,037,446
	2/19/2021	15,975	103,850	34.39	2/19/2028	—	—
	2/19/2021	—	—	—	—	35,950	1,757,596
	2/17/2022(3)	—	90,735	62.11	2/17/2029	—	—
	2/17/2022	—	—	—	—	30,245	1,478,678
Patrice Perche	2/20/2018	52,085	—	9.81	2/20/2025	—	—
	2/21/2019	160,970	7,000	16.90	2/21/2026	—	—
	2/21/2019	—	—	—	—	3,500	171,115
	2/27/2020	129,440	53,305	22.90	2/21/2027	—	—
	2/21/2020	—	—	—	—	19,040	930,866
	2/19/2021	81,960	96,870	34.39	2/19/2028	—	—
	2/19/2021	—	—	—	—	33,535	1,639,526
	2/17/2022(3)	—	90,735	62.11	2/17/2029	—	—
	2/17/2022	—	—	—	—	30,245	1,478,678
John Whittle	2/16/2017	43,745	—	7.45	2/16/2024	—	—
	2/20/2018	103,325	—	9.81	2/20/2025	—	—
	2/21/2019	31,495	7,000	16.90	2/21/2026	—	—
	2/21/2019	—	—	—	—	3,500	171,115
	2/21/2020	22,310	34,705	22.90	2/21/2027	—	—
	2/21/2020	—	—	—	—	12,395	605,992
	2/19/2021	22,885	66,115	34.39	2/19/2028	—	—
	2/19/2021	—	—	—	—	22,890	1,119,092
	2/17/2022(3)	—	56,700	62.11	2/17/2029	—	—
	2/17/2022	—	—	—	—	18,900	924,021

__________________

(1)   Reflects stock options and RSUs granted under the 2009 Plan. Unless otherwise indicated below, (i) all options granted to named executive officers vest over four years starting on February 1 of the year of grant, with 25% vesting after one year and the remainder vesting monthly thereafter, and (ii) all RSUs granted to named executive officers vest over four years starting on February 1 of the year of grant, with 25% vesting after one year and the remainder vesting quarterly thereafter.

(2)   Represents the fair market value of the shares underlying the RSUs as of December 30, 2022, which was the last business day of 2022, based on the closing price on Nasdaq of our common stock on December 30, 2022, which was $48.89 per share.

(3)   Stock option vests over four years starting on the grant date of February 17, 2022, with 25% vesting after one year and the remainder vesting monthly thereafter.

2022 Option Exercises and Stock Vested Table

The following table presents information concerning amounts realized from stock option exercises and RSUs vested during fiscal 2022 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ken Xie	300,000	14,251,200	207,565	12,266,995
Michael Xie	—	—	88,135	5,211,300
Keith Jensen	166,780	5,359,394	70,820	4,187,701
Patrice Perche	—	—	58,425	3,453,475
John Whittle	66,275	2,345,689	47,185	2,791,822

__________________

(1)   The value realized on exercise reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2022.

(2)   The value realized on vesting reflects the aggregate fair market value of all Fortinet common stock issued pursuant to vested RSUs during 2022.

Potential Payments Upon Termination or Change of Control

Termination or Change of Control Arrangements

We have entered into a Change of Control Severance Agreement with each of our named executive officers, under which each named executive officer may receive certain payments and benefits upon certain terminations of employment, provided that the named executive officer has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of 12 months. The term of each named executive officer’s Change of Control Severance Agreement expires on August 7, 2024.

Pursuant to each Change of Control Agreement, if a named executive officer is terminated without Cause (as defined below) or if a named executive officer terminates the named executive officer’s employment with us for Good Reason (as defined below) prior to, or absent, a Change of Control (as defined below), or after 12 months following a Change of Control, the named executive officer will be entitled to: (i) a severance payment in an amount equal to 12 months of the named executive officer’s then-current base salary; (ii) acceleration of the unvested equity awards then held by the named executive officer that would have vested over the next 12 months; and (iii) 12 months of medical, dental and/or vision benefits for the named executive officer and/or the named executive officer’s eligible dependents.

Also pursuant to each Change of Control Agreement, if a named executive officer is terminated without Cause or if a named executive officer terminates the named executive officer’s employment with us for Good Reason within 12 months following a Change of Control, the named executive officer will be entitled to: (i) a severance payment in an amount equal to 12 months of the named executive officer’s then-current base salary; (ii) acceleration of 100% of the unvested equity awards then held by the named executive officer; and (iii) 12 months of medical, dental and/or vision benefits for the named executive officer and/or the named executive officer’s eligible dependents.

In the event of acceleration of a named executive officer’s unvested equity awards, the awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to a named executive officer is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Code), the named executive officer will be entitled to receive such payment as would entitle the named executive officer to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements:

(i)    “Change of Control” generally means:

(a)   the acquisition by one person or group of persons of Fortinet securities representing 50% or more of total voting power at the time of acquisition;

(b)   a change in the composition of the Board of Directors occurring within a 12-month period, which results in fewer than a majority of the directors on the Board of Directors being incumbent directors;

(c)   the date of the consummation of a merger or consolidation between Fortinet and any other corporation that has been approved by our stockholders, other than a merger or consolidation that would result in our voting securities representing 50% or more of the total voting power immediately after such merger or consolidation, or if our stockholders approve a plan of Fortinet’s complete liquidation; or

(d)   a change in the ownership of a substantial portion of Fortinet’s assets, having a total gross fair market value equal to or more than 50% of the total fair market value of all of Fortinet’s assets immediately prior to such acquisition.

Notwithstanding the foregoing, a transaction that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

(ii)   “Cause” generally means:

(a)   an act of dishonesty by the named executive officer in connection with the named executive officer’s responsibilities as an employee that materially and adversely affects Fortinet;

(b)   the named executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

(c)   the named executive officer’s gross misconduct that materially and adversely affects Fortinet’s reputation or business; or

(d)   the named executive officer’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects Fortinet’s reputation or business, after the named executive officer has received a written demand of performance from Fortinet that specifically sets forth the factual basis for Fortinet’s belief that the named executive officer has not substantially performed the named executive officer’s duties and the named executive officer continues to refuse to cure such non-performance within thirty days after receiving such notice.

(iii)  “Good Reason” generally means the occurrence of one of more of the following events without the named executive officer’s express written consent:

(a)   a material diminution in the named executive officer’s position or responsibilities with Fortinet;

(b)   a material reduction in the base salary of the named executive officer;

(c)   a material change in the geographic location of the named executive officer of 25 miles or more;

(d)   any material breach by Fortinet of any material provision of the Change of Control Severance Agreement; or

(e)   Fortinet’s failure to obtain the assumption of the Change of Control Severance Agreement by any successor to substantially all of Fortinet’s business and/or assets.

The named executive officer may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than 30 days following the date of such notice, and the named executive officer’s resignation of employment must occur no later than 30 days following the end of such 30-day cure period.

Estimated Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of 2022, which was December 30, 2022, and the price per share of Fortinet’s common stock was the closing price on Nasdaq as of that date, which was $48.89 per share. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination Not Within One Year after a Change of Control(1)			Qualifying Termination Within One Year after a Change of Control(1)
Name	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)	COBRA Benefit ($)(4)	Salary ($)(2)	Acceleration of Equity Vesting ($)(5)	COBRA Benefit ($)(4)
Ken Xie	797,000	14,494,227	34,299	797,000	23,509,344	34,299
Michael Xie	445,000	7,177,572	34,299	445,000	9,169,625	34,299
Keith Jensen	506,000	4,831,033	23,776	506,000	7,878,765	23,776
Patrice Perche	495,268	4,351,314	—	495,268	7,234,741	—
John Whittle	482,000	2,997,116	34,299	482,000	4,905,217	34,299

__________________

(1)   A “Qualifying Termination” under the Change of Control Severance Agreement is an involuntary termination of employment without “Cause” or a voluntary resignation for “Good Reason,” in each case as defined above.

(2)   The severance amount related to base salary was determined based on base salaries in effect on December 30, 2022, the last business day of 2022.

(3)   The value is calculated by multiplying (i) the number of the named executive officer’s unvested shares that would have vested over the 12 months after December 30, 2022 by (ii) (a) the difference between $48.89 (the per share closing stock price on December 30, 2022) and the exercise price for stock options or (b) $48.89 for RSUs. Stock options outstanding as of December 30, 2022 for which the exercise price was greater than $48.89 are not included in the acceleration of equity vesting calculations.

(4)   The value represents the total value for reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of up to 12 months. Mr. Perche is not eligible for such reimbursement as a non-U.S. employee.

(5)   The value is calculated by multiplying (i) the number of the named executive officer’s total unvested shares by (ii) (a) the difference between $48.89 (the per share closing stock price on December 30, 2022) and the exercise price for stock options or (b) $48.89 for RSUs. Stock options outstanding as of December 30, 2022 for which the exercise price was greater than $48.89 are not included in the acceleration of equity vesting calculations.

Pay Versus Performance

The following table provides information required under Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (our “PEO”) and, as an average, for our other named executive officers (our “NEOs”), and (ii) select financial performance measures, in each case, for our three most recently completed fiscal years. The Human Resources Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our NEOs; these amounts reflect the Summary Compensation Table totals with certain adjustments as described in the following table and footnotes.
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Company Selected Measure: Revenue ($)
					Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)(1)	(c)(2)(5)	(d)(3)	(e)(4)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)
2022	14,200,453	(15,190,085)	4,499,671	(4,899,823)	228.97	132.79	857,302,079	4,417,356,061
2021	14,203,211	84,745,190	4,867,616	27,685,473	336.64	206.76	606,792,011	3,342,217,533
2020	10,650,714	24,460,298	3,501,770	8,120,795	139.13	149.98	488,482,961	2,594,367,174

__________________

(1)   The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Our PEO for fiscal years 2022, 2021 and 2020 was Ken Xie.

(2)   The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (which is sometimes referred to as the “CAP”) for our PEO for the corresponding fiscal year, as calculated in accordance with Item 402(v) of Regulation S-K and as further described below.

(3)   The dollar amounts reported in column (d) represent the average of the amounts reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table for the corresponding year. Our non-PEO NEOs included for purposes of such calculations are as follows: (i) for fiscal year 2022, Michael Xie, Keith Jensen, Patrice Perche and John Whittle; (ii) for fiscal year 2021, Michael Xie, Keith Jensen and John Whittle; and (iii) for fiscal year 2020, Michael Xie, Keith Jensen and John Whittle.

(4)   The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our non-PEO NEOs specified in footnote (3) as a group, as further described below.

(5)   The calculation of “compensation actually paid” uses the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments (i.e., additions or subtractions) with respect to the fair value of equity awards. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant.

The following table provides reconciling information for the amounts reported in the Summary Compensation Table for our PEO for each of the years set forth below to the amount of “compensation actually paid.”
Year	SCT Total ($)	Deductions of Equity Value from SCT Total ($)	Additions of Equity Value to SCT Total ($)	CAP ($)
		(i)	(ii)
2022	14,200,453	(12,426,112)	(16,964,426)	(15,190,085)
2021	14,203,211	(12,381,260)	82,923,239	84,745,190
2020	10,650,714	(8,874,468)	22,684,052	24,460,298

The following table provides reconciling information for the average amounts reported in the Summary Compensation Table for our non-PEO NEOs for each of the years set forth below to the amount of “compensation actually paid.”
Year	SCT Total ($)	Deductions of Equity Value from SCT Total ($)	Additions of Equity Value to SCT Total ($)	CAP ($)
		(i)	(ii)
2022	4,499,671	(3,610,110)	(5,789,384)	(4,899,823)
2021	4,867,616	(4,038,552)	26,856,409	27,685,473
2020	3,501,770	(2,721,204)	7,340,228	8,120,795

__________________

(i)    The dollar amounts represent the grant date fair value of equity-based awards granted each year to our PEO, and the average grant date fair value of equity-based awards granted each year for our non-PEO NEOs, as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for fiscal years 2022, 2021 and 2020.

(ii)   The dollar amounts reflect the value of equity-based awards granted to our PEO, and the average value of the equity-based awards for our non-PEO NEOs, calculated in accordance with the methodology contained in the SEC’s rules for determining CAP for each year shown. The equity-based awards component of CAP for fiscal years 2022, 2021 and 2020 is detailed in the supplemental table below.

The table below illustrates the calculations described in this footnote (5) with respect to the equity component of our PEO’s CAP for fiscal years 2022, 2021 and 2020:
Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted in Prior Years that remained Unvested as of Last Day of Year ($)	Fair Value as of Vesting Date of Equity Awards Granted During Year and Vested in the Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
	(i)	(ii)	(iii)	(iv)	(v)	(vi)
2022	9,012,564	(15,153,818)	—	(10,823,172)	—	—	(16,964,426)
2021	35,720,792	32,042,959	—	15,159,488	—	—	82,923,239
2020	13,214,545	7,103,910	—	2,365,598	—	—	22,684,052

The table below illustrates the calculations described in this footnote (5) with respect to the average equity component of our non-PEO NEO’s CAP for fiscal years 2022, 2021 and 2020:
Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Last Day of Year of Equity Awards Granted in Prior Years that remained Unvested as of Last Day of Year ($)	Fair Value as of Vesting Date of Equity Awards Granted During Year and Vested in the Year ($)	Year over Year Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
	(i)	(ii)	(iii)	(iv)	(v)	(vi)
2022	2,392,897	(4,807,501)	—	(3,374,780)	—	—	(5,789,384)
2021	11,651,503	10,220,943	—	4,983,963	—	—	26,856,409
2020	4,052,015	2,438,678	—	849,536	—	—	7,340,228

(6)   Amounts represent the cumulative total stockholder return of our common stock for the period beginning on the market close on December 31, 2019, the last trading day before the earliest fiscal year in the table, through and including December 31, 2022, the end of the last fiscal year in the table for which cumulative total stockholder return is being calculated. Amount assumes that $100 was invested for the period starting December 31, 2019. The amount included in the table is the value of such fixed investment based on the cumulative total stockholder return as of the end of each year, including reinvestment of dividends (if any).

(7)   The peer group used for this purpose is NASDAQ Computer Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. Amount assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in our common stock and in the NASDAQ Computer Index, respectively.

(8)   The dollar amounts are our net income as reflected in our audited consolidated financial statements for the applicable year.

(9)   We determined Revenue to be the most important financial measure used to link our performance to Compensation Actually Paid for our PEO and Non-PEO NEOs for fiscal year 2022.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR and the index TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs. Total Shareholder Return
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
Compensation Actually Paid
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Fortinet TSR
Nasdaq Computer Index TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and our net income during the three most recently completed fiscal years.

Compensation Actually Paid vs. GAAP Net Income
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
Compensation Actually Paid
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
GAAP Net Income (in millions)
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
GAAP Net Income (in millions)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our revenue during the three most recently completed fiscal years.

Compensation Actually Paid vs. Revenue
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
Compensation Actually Paid
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Revenue (in millions)
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Revenue (in millions)

List of Most Important Performance Measures to Determine 2022 CAP

As described in more detail in in “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. The most important performance measures used to link executive compensation actually paid, for the 2022 fiscal year, to our performance overall are as follows:
Most Important Performance Measures
Revenue
Operating Income
Relative TSR

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation our Chief Executive Officer, Mr. Ken Xie (our “CEO”), and the median of the annual total compensation of all our employees of, excluding our CEO. For 2022:

•        the annual total compensation of our median employee was $123,122;

•        the annual total compensation of our CEO as disclosed in the 2022 Summary Compensation Table was $14,200,453; and

•        the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 115 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We were required to reidentify our median employee for 2022. For 2022, we identified the employee with compensation at the median of the annual total compensation of all our employees, using the following methodology.

For 2022, we identified the employee with compensation at the median of the annual total compensation of all our employees using as our consistently applied compensation measure each employee’s base salary, allowances, bonuses, sales commissions paid and the grant date fair value of equity awards granted during the 12-month period from January 1, 2022 through December 31, 2022. We calculated annual base salary by annualizing this amount using a reasonable estimate of the hours worked during 2022 for hourly employees and the actual annual salary rate on December 31, 2022 for our remaining employees. We calculated annual target variable pay (bonus and/or commissions) using the target amount as of December 31, 2022.

With respect to annual equity awards for 2022, we computed the value in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2022, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2022. We did not make any cost-of-living adjustment.

Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2022 Summary Compensation Table as set forth in this Proxy Statement.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Compensation of Directors

Director Compensation Table for 2022

The following table provides information concerning the compensation earned by each of our non-employee directors for service on the Board of Directors in fiscal 2022. Messrs. Ken Xie and Michael Xie, who are employees of Fortinet, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kelly Ducourty(3)	33,632	—	33,632
Kenneth A. Goldman(4)	76,901	214,523	291,424
Ming Hsieh(5)	83,887	214,523	298,410
Jean Hu(6)	88,582	214,523	303,105
William H. Neukom(7)	100,746	214,523	315,269
Judith Sim(8)	86,928	214,523	301,451
Admiral James Stavridis (Ret)(9)	66,071	214,523	280,594

__________________

(1)   Reflects fees earned or paid in cash for services rendered in the last fiscal year.

(2)   The amounts shown represent the aggregate grant date fair value of the RSU award made to each director during the year, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. The grant date fair value of these awards is determined for financial statement reporting purposes and does not correspond to the actual value that the directors will receive from the awards.

(3)   Ms. Ducourty’s term as a director ended with the 2022 Annual Meeting.

(4)   As of December 31, 2022, Mr. Goldman held 2,066 RSUs, 1,033 of which vested on March 31, 2023 and the remainder of which will vest in full on June 15, 2023, so long as Mr. Goldman is a member of the Board of Directors on such date.

(5)   As of December 31, 2022, Mr. Hsieh held 2,066 RSUs, 1,033 of which vested on March 31, 2023 and the remainder of which will vest in full on June 15, 2023, so long as Mr. Hsieh is a member of the Board of Directors on such date.

(6)   As of December 31, 2022, Ms. Hu held 2,066 RSUs, 1,033 of which vested on March 31, 2023 and the remainder of which will vest in full on June 15, 2023, so long as Ms. Hu is a member of the Board of Directors on such date.

(7)   As of December 31, 2022, Mr. Neukom held 2,066 RSUs, 1,033 of which vested on March 31, 2023 and the remainder of which will vest in full on June 15, 2023, so long as Mr. Neukom is a member of the Board of Directors on such date.

(8)   As of December 31, 2022, Ms. Sim held 2,066 RSUs, 1,033 of which vested on March 31, 2023 and the remainder of which will vest in full on June 15, 2023, so long as Ms. Sim is a member of the Board of Directors on such date.

(9)   As of December 31, 2022, Admiral Stavridis (Ret) held 2,066 RSUs, of which 1,033 vested on March 31, 2023 and the remainder of which will vest in full on June 1516, 2023, so long as Admiral Stavridis (Ret) is a member of the Board of Directors on such date.

Standard Director Compensation Arrangements

Following a review by Compensia of our annual cash retainer policy and equity award grant policy for non-employee directors, in July 2022, the Human Resources Committee recommended, and the Board of Directors approved, various changes to our cash retainer policy and equity award grant policy for non-employee directors. In accordance with our annual cash retainer policy and equity award grant policy applicable to non-employee directors, each non-employee director is entitled to receive the following compensation for service on the Board of Directors:

•        an annual cash retainer for serving on the Board of Directors of $55,000, paid quarterly, in addition to the annual cash retainer for service on the committees of the Board of Directors as discussed below;

•        an annual cash retainer for serving as lead independent director of the Board of Directors of $35,000, paid quarterly;

•        an annual cash retainer for serving in a non-chairperson position on the (i) Audit Committee of $14,000, (ii) Human Resources Committee of $10,000, (iii) Governance Committee of $7,500 and (iv) Social Responsibility Committee of $7,500;

•        an annual cash retainer of (i) $35,000 for serving as the chairperson of the Audit Committee, (ii) $25,000 for serving as the chairperson of the Human Resources Committee, (iii) $15,000 for serving as the chairperson of the Governance Committee and (iv) $15,000 for serving as the chairperson of the Social Responsibility Committee;

•  after completion of each full year of service, an annual grant of a number of RSUs based on a total grant value equal to the peer 50th percentile per Compensia’s director compensation analysis (which for 2022 was $245,000), vesting quarterly on the last day of each quarter and with the final installment vesting on the earlier of the last day of the second quarter and the day prior to the next annual meeting of stockholders; and

•  for newly appointed non-employee directors, an initial grant of a number of RSUs based on a total grant value equal to the then-applicable grant amount, pro-rated based on the projected days from the directors’ appointment date through the next annual meeting of stockholders, vesting in full on the day prior to the next annual meeting of stockholders.

Prior to July 2022, the annual cash retainer for serving in a non-chairperson position on the Audit Committee was $13,800, the annual cash retainer for serving as the chairperson of the Audit Committee was $32,500 and the annual cash retainer for serving as the chairperson of the Human Resources Committee was $22,500. Otherwise, the compensation described above remained unchanged from the date of the 2022 Annual Meeting.

Non-Employee Director Stock Ownership Guidelines

We have adopted Stock Ownership Guidelines for our non-employee directors (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines are designed to further align the interests of our non-employee directors with those of our stockholders by requiring each non-employee director to maintain a certain financial stake in our company.

Under the Stock Ownership Guidelines, each non-employee director is required to hold a number of shares of our common stock having a market value equal to at least five times such non-employee director’s annual base retainer (excluding fees paid for serving as the Lead Independent Director, Chairperson of the Board of Director or Chairperson or a member of a committee of the Board of Directors). Each non-employee director is required to acquire, and thereafter maintain, this minimum level of ownership by the end of the calendar year following such non-employee director’s fourth anniversary (or, if later, four years following the effective date of the Stock Ownership Guidelines).

Shares of our common stock that are beneficially owned by a non-employee director in the following forms are including in determining compliance with the Stock Ownership Guidelines: (i) shares owned by a non-employee director or their immediate family members residing in the same household; (ii) shares held in trust for the benefit of a non-employee director or their immediate family members residing in the same household; (iii) shares owned by a partnership, limited liability company or other entity to the extent of a non-employee director’s interest therein (or the interest therein of their immediate family members residing in the same household) and to the extent the non-employee director has or shares power to vote or dispose of the shares; (iv) vested and unexercised stock options; (v) vested RSUs and PSUs; (vi) other shares acquired through the 2009 Plan or other equity-based compensation plans; and (vii) shares owned in a 401(k) accounts.

Exceptions to the Stock Ownership Guidelines may be made for a particular non-employee director if the Human Resources Committee determines that the non-employee director would incur a hardship by complying with the Stock Ownership Guidelines. Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines may be a factor considered by the Human Resources Committee in determining future long-term incentive equity grants and/or appropriate levels of compensation.

Termination or Change of Control Arrangements

We have entered into change of control agreements with each of our non-employee directors. These agreements provide that, upon a Change of Control, 100% of the outstanding and unvested equity awards held by such directors will immediately vest in full.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the named executive officers. See “— Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements.”

Other Arrangements

While our non-employee directors are not typically paid or reimbursed for travel, lodging and related expenses associated with attending meetings of the Board of Directors or committees of the Board of Directors and for participating in activities related to service on the Board of Directors, we have from time-to-time paid or reimbursed our non-employee directors for reasonable expenses associated with attendance at meetings of the Board of Directors or committees of the Board of Directors.

Equity Compensation Plan Information

We currently maintain the 2009 Plan, which provides for the issuance of shares of our common stock to our officers and other employees, directors and consultants and which has been approved by our stockholders.

The following table summarizes the number of outstanding options and rights and number of securities remaining available for future issuance under our equity compensation plans as of December 31, 2022.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	13,172,235	$24.37 (1)	57,205,479(2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	13,172,235	$24.37	57,205,479

__________________

(1)   The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.

(2)   Includes 57,205,479 shares of common stock available for issuance under the 2009 Plan, which was the only equity compensation plan that we maintained as of December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions

Indemnification of Officers and Directors

Our Current Certificate and Current Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related-Person Transactions

In accordance with its charter, the Audit Committee is responsible for approving and overseeing any related-person transaction. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, the terms “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•  Directors, nominees for director and executive officers of Fortinet;

•  Any person known to be the beneficial owner of more than five percent of Fortinet’s common stock (a “5% Stockholder”); and

•  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

Delinquent Section 16(a) Reports

Under Section 16 of the Exchange Act, Fortinet’s directors, certain officers and any persons holding more than ten percent of Fortinet’s common stock are required to report initial ownership of Fortinet common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Fortinet is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on a review of the reports furnished to Fortinet, or written representations from reporting persons that all reportable transaction were reported, Fortinet believes that during the fiscal year ended December 31, 2022, Fortinet’s directors, certain officers and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for a late Form 5 filed on April 14, 2023 by William H. Neukom, Fortinet’s Lead Independent Director, to report the purchases, due to a miscommunication with his broker, of: (i) 1,000 shares of common stock on November 23, 2020; (ii) 725 shares of common stock on March 5, 2021; (iii) 565 shares of common stock on May 26, 2021; (iv) 400 shares of common stock on August 25, 2021; (v) 400 shares of common stock on December 2, 2021; (vi) 375 shares of common stock on February 15, 2022; (vii) 500 shares of common stock on August 31, 2022; and (viii) 500 shares of common stock on November 30, 2022. Mr. Neukom has not sold any shares of Fortinet common stock since joining our Board of Directors and, as a result, none of the aforementioned purchases were matchable with other transactions and he has not realized any profit from such purchases.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2023, for the following:

•  each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•  each of our non-employee directors and nominees;

•  each of our executive officers named in the Summary Compensation Table of this Proxy Statement; and;

•  all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors, Director Nominees and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
The Vanguard Group(3)	67,373,952	8.6
BlackRock, Inc.(4)	50,584,230	6.4
Non-Employee Directors and Nominees:
Kenneth A. Goldman(5)	36,763	*
Ming Hsieh	51,228	*
Jean Hu	27,593	*
William H. Neukom	289,543	*
Judith Sim	138,723	*
Admiral James Stavridis (Ret)	5,733	*
Named Executive Officers:
Ken Xie(6)	79,268,269	10.1%
Michael Xie(7)	70,990,298	9.0%
Keith Jensen(8)	67,754	*
Patrice Perche(9)	78,566	*
John Whittle(10)	301,191	*
All directors and current executive officers as a group (11 persons)(11)	133,433,872	17.54%

__________________

*     Represents less than 1% of the total.

(1)   Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 899 Kifer Road, Sunnyvale, California 94086.

(2)   The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2023, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with such person’s spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 784,340,444 shares of common stock outstanding on March 31, 2023.

(3)   Based solely on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 9, 2023. Vanguard reported beneficial ownership of 67,373,952 shares, including 64,642,679 shares over which it has sole dispositive power. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)   Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on February 1, 2023. BlackRock reported beneficial ownership of 50,584,230 shares, including 45,855,273 shares over which it has sole voting power and 50,584,230 shares over which it has sole dispositive power. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)   Includes: (i) 15,013 shares held by Mr. Goldman; (ii) 20,750 shares held by the Goldman-Valeriote Family Trust, for which Mr. Goldman serves as a trustee; and (iii) 1,000 shares held by the GV Partners, L.P., for which Mr. Goldman serves as managing member. Mr. Goldman disclaims beneficial ownership of the shares held by the Goldman-Valeriote Family Trust except to the extent of his pecuniary interest therein.

(6)   Includes: (i) 48,303,269 shares held of record by Mr. Ken Xie; (ii) 7,500,000 shares held by a grantor retained annuity trust for which Mr. Ken Xie is the settlor and trustee; (iii) 7,500,000 shares held by a grantor retained annuity trust for which Mr. Ken Xie serves as trustee; and (iv) 12,802,800 shares held by the Xie Foundation, a non-profit entity for which Mr. Ken Xie serves as co-president and a director. Mr. Ken Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by the Xie Foundation. Also includes: (i) 3,132,005 shares issuable upon the exercise of stock options held by Mr. Ken Xie that are exercisable within 60 days of March 31, 2023; and (ii) 30,195 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.

(7)   Includes: (i) 29,727,018 shares held of record by Mr. Michael Xie; (ii) 9,958,430 shares held by the 2010 K.A. Family Trust dated May 3, 2010, for which Mr. Michael Xie serves as a trustee; (iii) 17,041,070 shares held by the K.A. Children’s Trust dated February 9, 2011, for which Mr. Michael Xie serves as a trustee; and (iv) 12,802,800 shares held by the Xie Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director. Mr. Michael Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by the Xie Foundation. Also includes (i) 1,449,305 shares issuable upon the exercise of stock options held by Mr. Michael Xie that are exercisable within 60 days of March 31, 2023; and (ii) 11,675 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.

(8)   Includes: (i) 4,569 shares held of record by Mr. Jensen; (ii) 53,060 shares issuable upon the exercise of stock options held by Mr. Jensen that are exercisable within 60 days of March 31, 2023; and (iii) 10,125 shares issuable upon the settlement of RSUs held by Mr. Jensen that will vest within 60 days of March 31, 2023.

(9)   Includes: (i) 25,730 shares held of record by Mr. Perche; (ii) 43,416 shares issuable upon the exercise of stock options held by Mr. Perche that are exercisable within 60 days of March 31, 2023; and (iii) 9,420 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.

(10) Includes: (i) 21,403 shares held of record by Mr. Whittle; (ii) 273,588 shares issuable upon the exercise of stock options held by Mr. Whittle that are exercisable within 60 days of March 31, 2023; and (iii) 6,200 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2023.

(11) Includes: (i) 133,433,872 shares held by the current directors and executive officers; (ii) 4,951,374 shares issuable upon the exercise of stock options held by the current directors and executive officers that are exercisable within 60 days of March 31, 2023; and (iii) 67,615 shares issuable upon the settlement of RSUs held by the current directors and executive officers that will vest within 60 days of March 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•  Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;

•  Discussed with Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board regarding “Communication with Audit Committees”; and

•  Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Jean Hu (Chairperson)
Kenneth A. Goldman
Ming Hsieh

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2023 Annual Meeting. If any other matters properly come before the 2023 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2023 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
[            ], 2023

APPENDIX A

MAJORITY VOTING AMENDMENT

* * * * *

FORTINET, INC.

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Fortinet, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. That the name of the corporation is Fortinet, Inc. and that the corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on November 28, 2000 under the name “Appligation, Inc.”

B. The corporation filed an Amended and Restated Certificate of Incorporation on June 22, 2022 (the “Amended and Restated Certificate of Incorporation”).

C. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted by the corporation’s Board of Directors and stockholders in accordance with Section 242 of the DGCL.

D. Article IV of the Amended and Restated Certificate of Incorporation is hereby amended such that the following paragraph shall be deleted in its entirety:

Contingent and effective upon the filing of this Restated Certificate of Incorporation, every one (1) share of Common Stock outstanding or held in treasury will, automatically and without any further action by the corporation or the stockholders thereof, become five (5) shares of Common Stock outstanding or held in treasury, as applicable (the “Forward Stock Split”). The par value of the Common Stock shall remain $0.001 per share.

E. Article X of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

* * * * * * * * * *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by the Chief Executive Officer of the corporation on this [__] day of [__], 2023.

By:
Ken Xie
Chief Executive Officer

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APPENDIX B

OFFICER EXCULPATION AMENDMENT

* * * * *

FORTINET, INC.

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Fortinet, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. That the name of the corporation is Fortinet, Inc. and that the corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on November 28, 2000 under the name “Appligation, Inc.”

B. The corporation filed an Amended and Restated Certificate of Incorporation on June 22, 2022 (the “Amended and Restated Certificate of Incorporation”).

C. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted by the corporation’s Board of Directors and stockholders in accordance with Section 242 of the DGCL.

D. Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

ARTICLE IX

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

* * * * * * * * * *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by the Chief Executive Officer of the corporation on this [__] day of [__], 2023.

By:
Ken Xie
Chief Executive Officer

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Fortinet, Inc. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/FTNT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FTNT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal “1 YEAR” on Proposal 4. 1. To elect eight directors to serve for a term of one year until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Nominees: 01 - Ken Xie 02 - Michael Xie For Against 02 - Michael Xie 03 - Kenneth A. Goldman 04 - Ming Hsieh 05 - Jean Hu 06 - William Neukom 07 - Judith Sim 08 - Admiral James Stavridis (Ret) 2. Ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2023. For Against Abstain For Against 3. Advisory vote to approve named executive officer compensation, as disclosed in the Proxy Statement. For Against Abstain 4. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation 6. Adopt an amendment to Fortinet’s amended and restated certificate of incorporation to permit the exculpation of officers by Fortinet from personal liability for certain breaches of the duty of care. 5. Adopt an amendment to Fortinet’s amended and restated certificate of incorporation to remove the supermajority voting requirement and make certain other changes. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03SYRB

The 2023 Annual Meeting of Stockholders of Fortinet, Inc. will be held on Friday, June 16, 2023 at 10:00 a.m. Pacific Time, virtually via the internet at www.meetnow.global/MFQX4LA. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the 2023 Annual Meeting of Stockholders. The Proxy Statement and the 2022 Annual Report are available at: http://www.envisionreports.com/FTNT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FTNT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — FORTINET, INC. Annual Meeting of Stockholders to be Held on June 16, 2023 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC. The undersigned hereby appoints Ken Xie and John Whittle, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 16, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 5 AND 6 AND “1 YEAR” ON PROPOSAL 4. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.